Exhibit 10.1

NONQUALIFIED

DEFERRED COMPENSATION PLAN

ADOPTION AGREEMENT

This adoption agreement and the accompanying plan document have not been approved by the Department of Labor, Internal Revenue Service, Securities Exchange Commission, or any other governmental entity.  Employers may not rely on this document or the accompanying plan document to ensure any particular tax consequences with respect to the Employer’s particular situation, nor do these documents constitute legal or tax advice.  Pen-Cal and its employees cannot provide legal or tax advice in connection with these documents.  Employers must determine the extent to which the Plan is subject to Federal or state securities laws.  You should have your attorney review this document and the accompanying plan document before adopting the documents.  This adoption agreement and accompanying plan document cannot be used in order to avoid penalties that may be imposed on the taxpayer.

NONQUALIFIED
DEFERRED COMPENSATION PLAN
ADOPTION AGREEMENT

ADOPTION OF PLAN [Select one]

☒	Adoption – Diversified Gas & Oil Corporation (the “Employer”) hereby adopts a Nonqualified Deferred Compensation Plan for the individuals identified in Item B-1 herein.

☐
Amendment of Previous Nonqualified Deferred Compensation Plan – With “Grandfathered” Amounts - The undersigned (the “Employer”) previously has adopted a Nonqualified Deferred Compensation Plan, known as the        [enter name of previous plan], and the execution of this Adoption Agreement constitutes an amendment to that Plan, effective only for Deferrals, Contributions, earnings, gains, losses, depreciation and appreciation vested and credited thereto or debited therefrom on and after the Effective Date listed in Section 2 below, or, if otherwise determined by the Employer, on and after January 1, 2005 with respect to Plan provisions required under Section 409A of the Internal Revenue Code and the regulations thereunder. All other amounts in the plan shall be subject to the provisions of the previous plan document. This option is appropriate if the previous plan contains grandfathered amounts not subject to Section 409A of the Internal Revenue Code. Grandfathered amounts were contributed to the plan prior to January 1, 2005 under the terms of the plan in effect prior to October 4, 2004, and those plan terms have not since been materially modified. Grandfathered amounts and earnings will be administered under the terms of the prior plan document.

☐
Restatement of Previous Nonqualified Deferred Compensation Plan – Without “Grandfathered” Amounts - The undersigned (the “Employer”) previously has adopted a Nonqualified Deferred Compensation Plan, known as the         [enter name of previous plan], and the execution of this Adoption Agreement constitutes a restatement of that Plan, effective as of the Effective Date listed in Section 2 below for all funds under the Plan. This option is appropriate if the previous plan does not contain “grandfathered” amounts (see description above), or if Employer wishes to apply Section 409A rules to all amounts in the plan (even pre-2005 amounts), or if previous plan has been materially modified and thus became subject to Section 409A.

NAME OF PLAN

The name of this Plan as adopted by the Employer is the Diversified Gas & Oil Corporation Deferred Compensation Plan (the “Plan”).

A. ADMINISTRATIVE INFORMATION

A-1.	Adopting Entity. The Employer adopting the Plan is: Diversified Gas & Oil Corporation

List type of business entity (corporation, partnership, controlled group of corporations, etc.): _Corporation_

Is the adopting entity (or any member of the adopting entity’s controlled group) publicly traded on an established securities market? __Yes__________

List each adopting Employer adopting the Plan and Employer Identification Number (EIN):

Name of Employer:	Diversified Gas & Oil Corporation	EIN:	46-5279721
Name of Employer:	Diversified Energy Company	EIN:	42-2283606
Name of Employer:		EIN:
Name of Employer:		EIN:
Name of Employer:		EIN:
(attach additional lists as necessary)

The adopting Employers and the Employer are referred to herein collectively as the “Employer”.

A-2	Select state of controlling law (see Section 10.7 of Plan Document):

☒	State of incorporation: Delaware
☐	State of domicile: Alabama

A-3.	Effective Date. The “Effective Date” of the adoption of this Plan, this Plan amendment or this Plan restatement is _01/01/2027.

A-4.	Plan Year. The “Plan Year” of the Plan shall be [select one]:

☒	(a) the calendar year.

☐	(b) the fiscal year or other 12- month period ending on the last day of [specify month].

Select if applicable:
☐	a short Plan Year beginning on , and ending on , ; and thereafter the Plan Year shall be as indicated in (a) or (b) above.

A-5.
Plan Administrator. The “Administrator” of the Plan is: NQDC Benefits Committee, and such other person(s) or entity as the Employer shall appoint from time to time. If left blank, the Employer executing this Adoption Agreement will be the Administrator.

With respect to the variable features contained in the Plan, the Employer hereby makes the following selections granted under the provisions of the Plan:

B. ELIGIBILITY

B-1.	Eligible Individuals. The following shall be eligible to participate in the Plan:

☒	A select group of management or highly-compensated Employees as designated by the Employer in separate resolutions or agreements
☒	Non-Employee Board Members (excluding foreign Directors)
☐	Other Service Providers (i.e., independent contractors, consultants, etc.)

The Employer has determined that the following Employees qualify as members of a select group of management or highly-compensated Employees [select all that apply – do not list individual names]:

☐	Employees who earn above the following Compensation threshold: [enter dollar amount] $
☐	Employees with the following job titles: [enter job title(s); for example, “Vice President and above”]
☐	Employee Board Members
☒	Other: [enter description] Those selected by the Plan Administrator

B-2.
Eligibility Timing. Eligibility timing selected below shall apply uniformly to all Participant Deferrals (including Performance-Based Bonus Deferrals), as well as Employer Matching Contributions and Other Employer Contributions, unless otherwise indicated. If the Employer wishes to provide for separate eligibility rules for different types of Compensation (for example, Salary vs. Bonus), or for types of Contributions (for example, Employer Matching Contributions vs. Participant Deferrals), mark “Other” below and attach exhibits as necessary [select one]:

☒	Eligible immediately upon properly completed designation by the Plan administrator or Employer
☐	Eligible after the following period of employment, Board service, etc. [enter number of days, months or years, for example, 90 days]
☐	Other [enter description]: .

C. CONTRIBUTIONS

C-1.	Definition of Compensation for Purposes of Plan Contributions [select one]:

☒	Same definition of Compensation as in Employer’s 401(k) or other applicable qualified retirement plan.
☐
Participant’s total wages, salary, commissions, overtime, bonus, etc. for a given year which the Employer is required to report on Form W-2 or other appropriate form, (or, in the case of Board members, Board fees and retainer only, but not including expense reimbursements)(or, in the case of Other Service Providers, the Participant’s total remuneration from the Employer for a given year pursuant to the agreement to provide services to the Employer), earned while the Participant is an Eligible Individual as determined by the Employer.

☐	Other [enter description]:

C-2.
Types and Amounts of Participant Deferrals [select all that apply and enter minimum and maximum percentages in increments of one percent (for example, Salary minimum 0% maximum 100%). Note that no Deferral election can reduce a Participant’s Compensation below the amount necessary to satisfy required withholding for FICA/Medicare/income taxes, required Participant Contributions into another Employer-sponsored benefit plan such as medical insurance, 401(k) loan repayments, etc.]:

☒	Salary [select one]:

☒ percentage [enter minimum 1 % and maximum 80%]
or
☐ fixed dollar amount [enter minimum $ ].

☐	Non-Performance-Based Bonus [select one]:

☐ percentage [enter minimum % and maximum %]
or
☐ fixed dollar amount [enter minimum $ ].

☒	Performance-Based Bonus: annual performance period from 1/1 to 12/31.

☒ percentage [enter minimum 1 % and maximum 80%]
or
☐ fixed dollar amount [enter minimum $ ].

☐	Commissions [select one]:

☐ percentage [enter minimum % and, maximum %]
or
☐ fixed dollar amount [enter minimum $ ].

☒	Board of Directors Fees/Retainer (does not include expense reimbursements):

☒ percentage [enter minimum 1 % and, maximum 100%]
or
☐ fixed dollar amount [enter minimum $ ].

☒	Performance Share Units (PSUs):

☒ percentage [enter minimum 1 % and, maximum 100%]
or
☐ fixed dollar amount [enter minimum $ ].

☒	Long-Term Performance Cash:

☒ percentage [enter minimum 1 % and, maximum 80%]
or
☐ fixed dollar amount [enter minimum $ ].

☐	Other [enter description]:

☒	Restricted Stock Units

☒ percentage [enter minimum 1 % and maximum 100%]

C-3.	Expiration of Participant’s Deferral Elections

Renew Each Year: Participant’s Deferral Elections must be renewed each year during the open enrollment period ending no later than December 31 prior to the effective Plan Year (or, in the case of Performance-Based Bonuses, no less than 6 months prior to the end of the applicable performance period). [select all that apply]:

Evergreen: Participant’s Deferral Elections will be “evergreen” (i.e., will continue indefinitely until the Participant’s Termination Date unless changed by the Participant – so each year the Participant will be deemed to have the same election in place as the prior year unless actively changed by the Participant during the open enrollment period ending no later than December 31 prior to the effective Plan Year or, in the case of Performance-Based Bonuses, no less than 6 months prior to the end of the applicable performance period). [select all that apply]:

☒For all types of Compensation Deferrals.

☐ For Salary Deferrals only -- other types of Deferrals are “evergreen.”

☐ For Performance-Based Bonus only -- other types of Deferrals are “evergreen.”

☐ Other: [specify]

☐ For all types of Compensation Deferrals.

☐ For Salary Deferrals only -- other types of Deferrals are renewed each year.

☐ For Performance-Based Bonus only -- other types of Deferrals are renewed each year.

☐ Other: [specify]

C-4.	Employer Contributions [select all that apply]:.

☐	(a) No Employer Contributions
☒
(b)     Matching Contributions: 7% match on Participant Compensation Deferrals (Base Salary and Performance-Based Bonus only) on compensation over the 401(a)17 limit, no matching contributions permitted on Restricted Stock Units, Performance Share Units, Long-Term Performance Cash or deferrals of Board of Directors Fees/Retainers

☒	(c) Employer Contributions other than Matching Contributions: Discretionary Company Contributions

C-5.
Employees Eligible to Receive Employer Matching Contributions. Matching Contributions made for each Plan Year (if applicable) shall be allocated and credited to the Accounts of the following Participants: [Select one if applicable]

☒
(a)     Participants who were employed by the Employer (or, in the case of non-Employee Board Members, served on the Board) during that Plan Year, or, in the case of Other Service Providers, who provided services to the Employer during that Plan Year.

☐
(b)     Participants who were employed by the Employer (or, in the case of non-Employee Board Members, served on the Board) on the last day of the Plan Year, or, in the case of Other Service Providers, who provided services to the Employer on the last day of the Plan Year.

☐
(c)     Participants who were employed by the Employer (or, in the case of non-Employee Board Members, served on the Board) on the last day of the Plan Year or who retired, died or were Disabled during the Plan Year, or, in the case of Other Service Providers, who provided services to the Employer on the last day of the Plan Year or who died or were Disabled during the Plan Year. [If this option is selected, complete Item E-8 -- definition of “Disability”.]

C-6.
Employees Eligible to Receive Employer Contributions (Other Than Matching Contributions). Employer Contributions (other than Matching Contributions) made for each Plan Year (if applicable) shall be allocated and credited to the Accounts of the following Participants: [Select one if applicable]

☒
(a)     Participants who were employed by the Employer (or, in the case of non-Employee Board Members, served on the Board) during that Plan Year, or, in the case of Other Service Providers, who provided services to the Employer during that Plan Year.

☐
(b)     Participants who were employed by the Employer (or, in the case of non-Employee Board Members, served on the Board) on the last day of the Plan Year, or, in the case of Other Service Providers, who provided services to the Employer on the last day of the Plan Year.

☐
(c)      Participants who were employed by the Employer (or, in the case of non-Employee Board Members, served on the Board) on the last day of the Plan Year or who retired, died or were Disabled during the Plan Year, or, in the case of Other Service Providers, who provided services to the Employer on the last day of the Plan Year or who died or were Disabled during the Plan Year. [If this option is selected, complete Item E-8-- definition of “Disability”.]

D. VESTING OF EMPLOYER CONTRIBUTIONS

Employer Matching Contributions	Discretionary Employer Contributions (Non-Matching)
☐ N/A (No Employer Matching Contributions)	☐ N/A (No Employer Contributions (Non-Matching))
[Select one]:
☒ Account-based vesting. The vesting provisions elected below shall be applied to the Participant’s Employer Matching Contribution Account.

☐ Class Year vesting. The vesting provisions elected below shall be applied separately to the Employer Matching Contributions made for each separate Plan Year. (Additional fees will apply if this option is selected.)

[Select one]:
☐ Account-based vesting. The vesting provisions elected below shall be applied to the Participant’s Employer Contribution Account.

☒ Class Year vesting. The vesting provisions elected below shall be applied separately to the Employer Contributions made for each separate Plan Year. (Additional fees will apply if this option is selected.)

[Select one]:
☒  Immediate 100% vesting for all Participants.

☐  “Graded” vesting [enter vesting percentages]:

1 year __%
6 years       %
11 years      %

2 years __%
7 years       %
12 years      %

3 years __%
8 years       %
13 years      %

4 years __%
9 years       %
14 years      %

5 years __%
10 years      %
15 years      %

☐ Other vesting schedule: [describe schedule – subject to approval]

[Select one]:
☐  Immediate 100% vesting for all Participants.

☐  “Graded” vesting [enter vesting percentages]:

1 year       %
6 years       %
11 years      %

2 years      %
7 years       %
12 years      %

3 years      %
8 years       %
13 years      %

4 years      %
9 years       %
14 years      %

5 years      %
10 years      %
15 years      %

☒ Other vesting schedule: [describe schedule – subject to approval] To be determined by the Plan Administrator, as needed.

☒ Full Vesting Upon Occurrence of Specific Event [select all that apply, if any]:

☒ 100% vesting upon Normal Retirement [select all that apply]:

☒  age (can be partial year): 65

☒ years of service (whole years of service: ____5_____

☐ years of participation in the Plan (whole years of service: _________

☐ Combination of age/years of service/years of participation in the Plan: _________

☒  100% vesting upon Other Retirement [select all that apply]:

☒  age (can be partial year): 58

☒ years of service (whole years of service: ___10______

☐ years of participation in the Plan (whole years of service: _________

☐ Combination of age/years of service/years of participation in the Plan: _________

☐  100% vesting upon Death.

☐ 100% vesting upon Change in Control of the Employer [complete Items E-6 and E-7 – definition of “Change in Control”]

☐ 100% vesting upon Disability [complete Item E-8 – definition of “Disability”].

☐ 100% vesting upon occurrence of other event: [describe event] :

☒ Full Vesting Upon Occurrence of Specific Event [select all that apply, if any]:

☐ 100% vesting upon Normal Retirement [select all that apply]:

☐  age (can be partial year): _

☐ years of service (whole years of service: ________

☐ years of participation in the Plan (whole years of service: _________

☐ Combination of age/years of service/years of participation in the Plan: _________

☐  100% vesting upon Other Retirement [select all that apply]:

☐  age (can be partial year):

☐ years of service (whole years of service: _________

☐ years of participation in the Plan (whole years of service: _________

☐ Combination of age/years of service/years of participation in the Plan: _________

☒  100% vesting upon Death.

☒ 100% vesting upon Change in Control of the Employer [complete Items E-6 and E-7 – definition of “Change in Control”]

☒ 100% vesting upon Disability [complete Item E-8 – definition of “Disability”].

☒ 100% vesting upon occurrence of other event: [describe event] : As determined by the Plan Administrator

D-1.
Vesting Crediting Date. Select one if Employer Contributions are subject to a vesting schedule based on Years of Service:

☐	Vesting will be credited/updated on the last day of the Plan Year.
☒	Vesting will be credited/updated on the anniversary of the date the Employer Contribution is credited.

D-2
Service Before Plan’s Establishment Excluded. Years of service earned prior to establishment of the Plan shall be disregarded for purposes of determining vesting under the Plan. (This may be elected only if this is the establishment of a new Plan).
☐	Yes
☒	N/A

D-3.
Forfeitures for Misconduct or Violation of Non-Compete. Participants terminating employment prior to becoming 100% vested will forfeit the forfeitable percentage of their Accounts as indicated in accordance with the vesting schedule selected above. Participants may also forfeit 100% of their Matching and Employer Contribution Accounts (if applicable) under the following circumstances: [select any that apply]:

☒	Misconduct (termination for Cause). [enter definition of Misconduct or Cause below] Misconduct has the meaning provided to the term “Cause” in the Diversified Energy Company 2025 Equity Incentive Plan

☒
Engaging in Competition with the Employer. [enter definition of engaging in Competition below] Participant’s violation of any non-competition or non-solicitation covenant set forth in any agreement between the Participant and the Employer or any of its Affiliates.

 E. DISTRIBUTIONS

Distribution Event	Board of Director Fees/Retainer	Participant Compensation Deferrals	Equity -Based Deferrals (RSU/PSU)	Vested Employer Contributions	Performance Cash	Form of Payment

In-Service Distributions	☐ Yes ☒ No					__ Lump Sum Only (allows a percentage up to 100% to be elected for distribution) __ Either 100% in Lump Sum or 100% in annual installments over years.
Unforeseeable Emergency	☒ Yes ☐ No	☒ Yes ☐ No				N/A (Lump Sum Only)
Termination of Employment (Non-Board members)	N/A	☒ Yes ☐ No

__ Lump Sum Only

☒ Lump sum unless installments elected, Participant may receive annual installments over 2 - 10 years only if Participant meets Retirement criteria [see Vesting]

__ Lump sum unless installments elected by Participant, and Participant may receive annual installments over 2 - ____ years without meeting any specified Retirement criteria.

Termination of Board Participation	☒ Yes ☐ No	N/A	☒ Yes ☐ No	N/A	N/A	__ Lump Sum Only ☒ Lump sum unless installments elected, Participant may receive annual installments over 2 - 10 years
Change in Control (Separation from service within 2 years of Change in Control)	☒ Yes ☐ No					__ Lump Sum Only ☒ Lump sum unless installments over 2 – 10 years elected by Participant on initial enrollment into the Plan.
Death	☒ Yes ☐ No	☒ Lump Sum Only __ Lump sum unless installments elected by Participant.
Disability	☒ Yes ☐ No	☒ Lump Sum Only __ Lump sum unless installments elected by Participant.

E-1.      Annual installments upon Termination of Employment (including Death). If distribution in the form of installments is offered under the Plan, a Participant’s installment election will be applied at termination only if the Participant’s remaining account balance at time of termination exceeds a specified dollar amount. [select one]:

☐	No.
☒	Yes, if account balance exceeds $50,000 at the time of termination.

E-2.      Expiration of Participant’s Distribution Elections [select one]:

☒
Renewed Each Year: Participant’s Distribution Election must be selected each year during the open enrollment period for the following year’s contributions – if no new election is made, that year’s contributions default to payment in the form of a lump sum upon Participant’s Termination Date.

☐
Evergreen: Participant’s Distribution Election will be “evergreen” (i.e., will continue indefinitely for each year’s contributions until the Participant’s Termination Date unless changed by the Participant – so each year the Participant will be deemed to have the same distribution election in place as the prior year unless actively changed by the Participant at open enrollment, and the change will only be applicable to future contributions). In-Service Distribution elections may not be treated as evergreen. If no new In-Service Distribution election is made, that year’s contributions default to payment in the form of a lump sum upon Participant’s Termination Date.

E-3.      In-Service Distributions. If In-Service Distributions are elected for Participant Compensation Deferrals (other than Performance Based Compensation), please indicate whether separate In-Service Distribution Dates are allowed for each Type of Participant Deferral selected in Item C-2:

☒	N/A
☐	Yes (requires additional tracked sources per Plan Year/Account)

Indicate the number of years a Participant must defer payment(s) until In-Service Distribution(s) may begin:

☐	2 Years after the Calendar Year for which the deferral is effective
☐	Years after the Calendar Year for which the deferral is effective

E-4.      Unforeseeable Emergency. If the Employer elects to allow distributions for Unforeseeable Emergency, please indicate whether distributions will be limited to Participants who are still employed. [Select one]

☒	For employed Participants only.
☐	For employed Participants, terminated Participants and Beneficiaries.

E-5.      Subsequent Deferral Elections. If In-Service Distributions are elected above, please indicate if Participant will be permitted to make a “pushback” subsequent election to defer the original distribution date at least five years in accordance with Plan provisions (see subsection 9.1 of Plan document – note that election must be made 12 months prior to original distribution date and election will not take effect for 12 months):

☐ Yes
☒ N/A

If Installments are elected above, please indicate if Participant will be permitted to make a subsequent election to change the installments in accordance with  Plan provisions (see subsection 9.2 of Plan document):   ☒ Yes         ☐ No

E-6.      “Change in Control” – Dates of Distribution. Distributions upon a Change in Control shall occur upon the date that: [select all that apply – see subsection 9.9 of the Plan document for more details]

☒	A person or group acquires more than 50% of the total fair market value or voting power of the stock of the corporation (select definition of “corporation” in Item 28 below).
☒	A person or group acquires ownership of stock of the corporation with at least 50% of the total voting power of the corporation (select definition of “corporation” in Item 28 below).
☒
A person or group acquires assets from the corporation having a total fair market value of at least 50% of the value of all assets of the corporation immediately prior to such acquisition. (select definition of “corporation” in Item 28 below).

☒
A majority of the corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the board as constituted prior to the appointment or election (select definition of “corporation” in Item E-7 below).

E-7.      “Change in Control” – Which Corporation the Change Relates. Distributions upon a Change in Control shall be made only if the Change in Control relates to the corporation selected below: [select all that apply]

☐	(a)	The corporation for whom the Participant is performing services at the time of the Change In Control event.
☒	(b)	The corporation liable for payments from the Plan to the Participant.
☒	(c)	A corporation that is a majority shareholder of a corporation described in (a) or (b) above.
☐	(d)	Any corporation in the chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation described in (a) or (b) above.

E-8.      Definition of “Disability.” A Participant shall be considered “Disabled” if: [select one]

☐
by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of at least 12 months, the Participant is receiving income replacement benefits for at least 3 months under accident and health plans of the Employer

☐
the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months

☒
the Participant is determined to be disabled in accordance with a disability insurance program, provided that the definition of disability under such disability insurance program complies with the requirements of one of the preceding definitions above.

E-9.      Distributions to “Specified Employees” -- Investment. In order to comply with Internal Revenue Code Section 409A, distributions to “specified employees” (see subsection 9.3 of the Plan Document for definition) of publicly traded companies made due to employment termination cannot be made within 6 months of the employment termination date. If distribution to a specified employee must be delayed to comply with this 6-month rule, indicate below how Account balances of such a Participant will be invested during the period of delay:

☐	Valued as of most recent Valuation Date and held at the Employer without allocation of additional gains or losses after such Valuation Date until payment can be made.
☒	Remain invested as if termination date had not occurred, then valued as of most recent Valuation Date and distributed.

E-10.      DRO Distributions. The Employer may elect whether distributions from a Participant’s Account shall be permitted upon receipt by the Plan Administrator of a Domestic Relations Order relating to a marital dissolution or separation that provides for payment of all or a portion of a Participant’s Accounts to an alternate payee (spouse, former spouse, children, etc.).

☐	No, DRO Distributions will not be permitted.
☒	Yes, DRO Distributions will be permitted.

E-11.      “De Minimis” Small Amount Cashouts. If selected by the Employer, the Plan will permit the Employer to cashout a mandatory lump sum payment of amounts deferred under the Plan that do not exceed $50,000 provided that (a) such exercise of Employer discretion is evidenced in writing no later than the date of such payment, and (b) the payment results in the termination and liquidation of the entirety of the Participant's interest under the Plan (including all agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treasury Regulation section § 1.409A-1(c)(2)).

☒	Yes, the Employer has discretion to cash out “de minimis” small amounts.
☐	No, “de minimis” small amounts will not be cashed out.

SIGNATURE

By signing this Adoption Agreement, the Employer certifies that it has consulted with legal counsel regarding the effects of the Plan, as applicable, on all parties. The Employer further certifies that it has and will limit participation in the Plan to a select group of management or highly compensated Employees, Board Members or Other Service Providers, as determined by the Employer in consultation with legal counsel. The Employer further certifies that it is the Employer’s sole responsibility to ensure that each Participant with the right to direct deemed investments under the Plan that are based on securities issued by the Employer or a member of its controlled group (as defined in Code Section 414(b) and (c)) will receive a prospectus for any such deemed investment option based on such Employer securities.

The Employer is solely responsible for its compliance with applicable laws, including Federal and state securities and other applicable laws.

Only those elections that are completed shall be considered as provisions applicable to and forming a part of the Plan.

This Adoption Agreement may only be used in conjunction with the Plan document. All selections in the Adoption Agreement providing for customized or “other” plan provisions are subject to review for administrative feasibility, and may be subject to additional fees.

Terms used in this Adoption Agreement which are defined in the Plan document shall have the meaning given them therein.

The Employer hereby acknowledges that it is adopting this Nonqualified Supplemental Deferred Compensation Plan. Federal legislation or other changes in the law relating to nonqualified deferred compensation or other employee benefit plans may require that the Plan be amended.

* * *	Sign on following page	* * *

The undersigned duly authorized owner, or officer of the Employer hereby executes the Plan on behalf of the Employer.

Dated this	day of	,	2026.

Diversified Gas & Oil Corporation
Employer

By

Its

NONQUALIFIED

DEFERRED COMPENSATION PLAN

- PLAN DOCUMENT -

This document and the accompanying Adoption Agreement have not been approved by the Department of Labor, Internal Revenue Service, Securities Exchange Commission, or any other governmental entity. Employers may not rely on this document or the accompanying Adoption Agreement to ensure any particular tax consequences with respect to the Employer’s particular situation, nor do these documents constitute legal or tax advice.

Pen-Cal and its employees cannot provide legal or tax advice in connection with these documents. Employers must determine the extent to which the Plan is subject to Federal or state securities laws. You should have your attorney review this document and the accompanying adoption agreement before adopting the documents. This document and the accompanying Adoption Agreement cannot be used to avoid penalties that may be imposed on the taxpayer.

SECTION 1		INTRODUCTION	1
	1.1	Adoption of Plan and Purpose	1
	1.2	Adoption of the Plan	1
	1.3	Plan Year	1
	1.4	Plan Administration	2

SECTION 2		DEFINITIONS	3
	2.1	Account	3
	2.2	Administrator	3
	2.3	Adoption Agreement	3
	2.4	Beneficiary	3
	2.5	Board	3
	2.6	Board Member	3
	2.7	Bonus	3
	2.8	Code	3
	2.9	Company Stock Unit Fund	4
	2.10	Compensation	4
	2.11	Compensation Deferral Account	4
	2.12	Compensation Deferrals	4
	2.13	Deferral Election	4
	2.14	Disability	5
	2.15	Effective Date	5
	2.16	Eligible Individual	5
	2.17	Employee	5
	2.18	Employer	5
	2.19	Employer Contribution Account	5
	2.20	Employer Contributions	5
	2.21	Entry Date	6
	2.22	ERISA	6
	2.23	Equity-Based Deferrals	6
	2.24	Fiscal Year Compensation	6
	2.25	Investment Funds	6
	2.26	Matching Contributions	6
	2.27	Other Service Providers	7
	2.28	Participant	7
	2.29	Participant Deferrals	7
	2.30	Performance-Based Bonus	7
	2.31	Performance-Based Bonus Deferrals	7
	2.32	Plan Year	7
	2.33	Retirement	7
	2.34	Spouse	7
	2.35	Specified Employee	8
	2.36	Termination Date	8
	2.37	Valuation Date	8
	2.38	Other Definitions	9

SECTION 3		ELIGIBILITY AND PARTICIPATION	10
	3.1	Eligibility	10
	3.2	Cessation of Participation	10
	3.3	Eligibility for Matching or Employer Contributions	10

SECTION 4		DEFERRALS AND CONTRIBUTIONS	11
	4.1	Compensation Deferrals Other Than Performance-Based Bonus Deferrals	11
	4.2	Performance-Based Bonus Deferrals	13
	4.3	Matching Contributions	14
	4.4	Other Employer Contributions	15
	4.5	No Election Changes During Plan Year	15
	4.6	Crediting of Deferrals	15
	4.7	Reduction of Deferrals or Contributions	15

SECTION 5		NOTIONAL INVESTMENTS	16
	5.1	Investment Funds	16
	5.2	Investment Fund Elections	17
	5.3	Investment Fund Transfers	17

SECTION 6		ACCOUNTING	18
	6.1	Individual Accounts	18
	6.2	Adjustment of Accounts	18
	6.3	Accounting Methods	18
	6.4	Statement of Account	18

SECTION 7		VESTING	19

SECTION 8		FUNDING	20

SECTION 9		DISTRIBUTION OF ACCOUNTS	21
	9.1	Distribution of Accounts	21
	9.2	Installment Distributions	23
	9.3	Specified Employees	24
	9.4	Mandatory Cash-Outs of Small Amounts	24
	9.5	Designation of Beneficiary	25
	9.6	Reemployment	25
	9.7	Special Distribution Rules	26
	9.8	Distribution on Account of Unforeseeable Emergency	26
	9.9	Distribution Upon Change in Control	27
	9.10	Supplemental Survivor Death Benefit	28

SECTION 10		GENERAL PROVISIONS	28
	10.1	Interests Not Transferable	28
10.2	Employment Rights	28
10.3	Litigation by Participants or Other Persons	29

	10.4	Indemnification	29
	10.5	Evidence	29
	10.6	Waiver of Notice	29
	10.7	Controlling Law	29
	10.8	Statutory References	29
	10.9	Severability	30
	10.10	Action By the Employer or the Administrator	30
	10.11	Headings and Captions	30
	10.12	Gender and Number	30
	10.13	Examination of Documents	30
	10.14	Elections	30
	10.15	Manner of Delivery	30
	10.16	Facility of Payment	31
	10.17	Missing Persons	31
	10.18	Recovery of Benefits	32
	10.19	Effect on Other Benefits	32
	10.20	Tax and Legal Effects	32

SECTION 11		THE ADMINISTRATOR	33
	11.1	Information Required by Administrator	33
	11.2	Uniform Application of Rules	33
	11.3	Review of Benefit Determinations	33
	11.4	Administrator’s Decision Final	39

SECTION 12		AMENDMENT AND TERMINATION	40

- PLAN DOCUMENT -

SECTION 1 INTRODUCTION

1.1      Adoption of Plan and Purpose

This Plan is an unfunded, nonqualified deferred compensation plan. With the consent of the Employer (as defined in subsection 2.17), the Plan may be adopted by executing the Adoption Agreement (as defined in subsection 2.3) in the form attached hereto. The Plan contains certain variable features which the Employer has specified in the Adoption Agreement. Only those variable features specified by the Employer in the Adoption Agreement will be applicable to the Employer.

The purpose of the Plan is to provide certain supplemental benefits under the Plan to a select group of management or highly compensated Employees of the Employer (in accordance with Sections 201, 301 and 401 of ERISA), Members of the Board(s) of the Employer, or Other Service Providers to the Employer (as defined below), and to allow such Employees, Board Members or Other Service Providers the opportunity to defer a portion of their salaries, bonuses and other compensation, subject to the terms of the Plan. Participants (and their Beneficiaries) shall have only those rights to payments as set forth in the Plan and shall be considered general, unsecured creditors of the Employer with respect to any such rights. The Plan is designed to comply with Code Section 409A and all guidance issued in connection with Code Section 409A. It is intended that the Plan be interpreted according to a good faith interpretation of Code Section 409A, and consistent with published IRS guidance, including proposed and final IRS regulations under Code Section 409A. Treatment of amounts in the Plan under any transition rules provided under all IRS and other guidance in connection with Code Section 409A shall be expressly authorized hereunder in accordance with procedures developed by the Administrator. In the event of any inconsistency between the terms of the Plan and Code Section 409A (and regulations thereunder), the terms of Code Section 409A (and the regulations thereunder) shall control. The Plan is intended to constitute an account balance plan (as defined in Treasury Regulation Section 1.409A-1(c)).

By becoming a Participant and making deferrals under this Plan, each Participant agrees to be bound by the provisions of the Plan and the determinations of the Employer and the Administrator hereunder.

1.2      Adoption of the Plan

The Employer may adopt the Plan by completing and signing the Adoption Agreement in the form attached hereto.

1.3      Plan Year

The Plan is administered on the basis of a Plan Year, as defined in subsection 2.30.

1.4      Plan Administration

The plan shall be administered by a plan administrator (the “Administrator,” as that term is defined in Section 3(16)(A) of ERISA) designated by the Employer in the Adoption Agreement. The Administrator has full discretionary authority to construe and interpret the provisions of the Plan and make factual determinations thereunder, including the power to determine the rights or eligibility of employees or participants and any other persons, and the amounts of their benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions, and such determinations shall be binding on all parties. The Administrator from time to time may adopt such rules and regulations as may be necessary or desirable for the proper and efficient administration of the Plan and as are consistent with the terms of the Plan. The Admin-istrator may delegate all or any part of its powers, rights, and duties under the Plan to such person or persons as it may deem advisable, and may engage agents to provide certain administrative services with respect to the Plan. Any notice or document relating to the Plan which is to be filed with the Administrator may be delivered, or mailed by registered or certified mail, postage pre-paid, to the Administrator, or to any designated representative of the Administrator, in care of the Employer, at its principal office.

SECTION 2 DEFINITIONS

2.1      Account

“Account” means all notional accounts and subaccounts maintained for a Participant in order to reflect his interest under the Plan, as described in Section 6.

2.2      Administrator

“Administrator” means the individual or individuals (if any) delegated authority by the Employer to administer the Plan, as defined in subsection 1.4 and designated by the Employer in the Adoption Agreement.

2.3      Adoption Agreement

“Adoption Agreement” shall mean the form executed by the Employer and attached hereto, which Agreement shall constitute a part of the Plan.

2.4      Beneficiary

“Beneficiary” means the person or persons to whom a deceased Participant’s benefits are payable under subsection 9.5.

2.5      Board

“Board” means the Board of Directors of the Employer, as from time to time constituted.

2.6      Board Member

“Board Member” means a member of the Board.

2.7      Bonus

“Bonus” (also referred to herein as a “Non-Performance-Based Bonus”) means an award of cash that is not a Performance-Based Bonus (as defined in subsection 2.30) that is payable to an Employee (or Board Member or Other Service Provider, as applicable) in a given year, with respect to the immediately preceding Bonus performance period, which may or may not be contingent upon the achievement of specified performance goals.

2.8      Code

“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing, or superseding such section.

2.9      Company Stock Unit Fund

“Company Stock Unit Fund” means a hypothetical investment fund established under the Plan for bookkeeping purposes only, the value of which is measured by reference to the fair market value of share of the Company’s common stock.

2.10      Compensation

“Compensation” shall mean the amount of a Participant’s remuneration from the Employer, as designated in the Adoption Agreement, for services performed during the calendar year (or, as determined in accordance with procedures established by the Employer, for the period during which the Participant remains an Eligible Individual). Notwithstanding the foregoing, the Compensation of an Other Service Provider (as defined in subsection 2.27) shall mean his remuneration from the Employer pursuant to an agreement to provide services to the Employer. With respect to any Participant who is a Board Member (if applicable), “Compensation” means all cash and equity remuneration which, absent a deferral election under the Plan, would have otherwise been received by the Board Member for services on the Board and on Board committees performed in the taxable year, including any cash or equity payable for attendance at Board meetings and Board committee meetings; however, it shall not include any amounts constituting reimbursements of expenses to Board Members. To the extent the Employer has designated “401(k) Refunds” in the Adoption Agreement (and to the extent elected by the Participant), an amount equal to the Participant’s “401(k) Refund” shall be deferred from the Participant’s Compensation otherwise payable to the Participant in the next subsequent Compensation pay period (or such later pay period in the same calendar year as the Administrator determines shall be administratively feasible), and shall be credited to the Participant’s Compensation Deferral Account in accordance with subsection 4.1. For purposes of this subsection, “401(k) Refund” means any amount distributed to the applicable Participant from the Employer’s qualified retirement plan intended to comply with Section 401(k) of the Code that is in excess of the maximum deferral for the prior calendar year allowable under such qualified retirement plan. Notwithstanding the foregoing, the definition of compensation for purposes of determining key employees under subsection 9.3 of the Plan shall be determined solely in accordance with subsection 9.3. To the extent not otherwise designated by the Employer in a separate document forming part of the Plan, Compensation payable after December 31 of a given year solely for services performed during the Employer’s final payroll period containing December 31, is treated as Compensation payable for services performed in the subsequent year in which the non-deferred portion of the payroll payment is actually made.

2.11      Compensation Deferral Account

"Compensation Deferral Account" means the portion of a Participant's Account that is attributable to Participant Deferrals.

2.12      Compensation Deferrals

“Compensation Deferrals” means the amounts credited to a Participant’s Compensation Deferral Account pursuant to the Participant’s election made in accordance with subsection 4.1.

2.13      Deferral Election

“Deferral Election” means an election by a Participant to make Compensation Deferrals, Performance-Based Bonus Deferrals, or Equity-Based Deferrals in accordance with Section 4.

2.14      Disability

“Disability” for purposes of this Plan shall mean the occurrence of an event as a result of which the Participant is considered disabled, as designated by the Employer in the Adoption Agreement.

2.15      Effective Date

“Effective Date” means the Effective Date of the Plan, as indicated in the Adoption Agreement.

2.16      Eligible Individual

“Eligible Individual” means each Board Member, Other Service Provider, or Employee of an Employer who satisfies the eligibility requirements set forth in the Adoption Agreement, for the period during which he is determined by the Employer to satisfy such requirements.

2.17      Employee

“Employee” means a person who is employed by an Employer and is treated and/or classified by the Employer as a common law employee for purposes of wage withholding for Federal income taxes. If a person is not considered to be an Employee of the Employer in accordance with the preceding sentence, a subsequent determination by the Employer, any governmental agency, or a court that the person is a common law employee of the Employer, even if such determination is applicable to prior years, will not have a retroactive effect for purposes of eligibility to participate in the Plan.

2.18      Employer

“Employer” means the business entity designated in the Adoption Agreement, and its successors and assigns unless otherwise herein provided, or any other corporation or business organization which, with the consent of the Employer, or its successors or assigns, assumes the Employer’s obligations hereunder, and any affiliate or subsidiary of the Employer or other corporation or business organization in the Employer’s “controlled group” (as defined in Subsections 414(b) and (c) of the Code and Section 1.409A-1(h) of the Treasury Regulations), that has adopted the Plan on behalf of its Eligible Individuals with the consent of the Employer.

2.19      Employer Contribution Account

"Employer Contribution Account" means the portion of a Participant's Account that is attributable to the Employer Contributions and Matching Contributions.

2.20      Employer Contributions

“Employer Contributions” means the amounts other than Matching Contributions that are credited to a Participant’s Employer Contributions Account under the Plan by the Employer in accordance with subsection 4.4.

2.21      Entry Date

“Entry Date” means the date on which the eligible individual becomes eligible to participate in the Plan, as selected by the Employer in the Adoption Agreement.

2.22      ERISA

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing, or superseding such section.

2.23      Equity-Based Deferrals

“Equity-Based Deferrals” means deferred Compensation that is credited to a Participant's Compensation Deferral Account and whose value is determined, in whole or in part, by reference to the fair market value, appreciation, or performance of Company stock or other designated equity interests. Any such amounts shall be maintained as notional or bookkeeping entries solely for purposes of measuring benefits payable under the Plan and shall not represent actual ownership of any equity security. Equity-Based Deferrals may be in the form of Restricted Stock Units, Performance Share Units or Long-Term Performance Cash.

2.24      Fiscal Year Compensation

“Fiscal Year Compensation” means Compensation relating to a period of service coextensive with one or more consecutive non-calendar-year fiscal years of the Employer, where no amount of such Compensation is paid or payable during the service period. For example, a Bonus based upon a service period of two consecutive fiscal years payable after the completion of the second fiscal year would be “Fiscal Year Compensation,” but periodic salary payments or Bonuses based on service periods other than the Employer’s fiscal year would not be Fiscal Year Compensation.

2.25      Investment Funds

“Investment Funds” means the notional funds or other investment vehicles designated pursuant to subsection 5.1.

2.26      Matching Contributions

“Matching Contributions” means the amounts credited to a Participant’s Employer Contributions Account under the Plan by the Employer that are based on the amount of Participant Deferrals made by the Participant under the Plan, or that are based upon such other formula as designated by the Employer in the Adoption Agreement, in accordance with subsection 4.3.

2.27      Other Service Providers

“Other Service Providers” shall mean independent contractors, consultants, or other similar providers of services to the Employer, other than Employees and Board Members. To the extent that an Other Service Provider is unrelated to the Employer and satisfies the other requirements of Treasury Regulation Section 1.409A-1(f)(2)(i) as described therein and in Code Section 409A and other applicable regulations, guidance, etc. thereunder, the provisions of such guidance shall not apply. To the extent that an Other Service Provider uses an accrual method of accounting for a given taxable year, amounts deferred under the Plan in such taxable year shall not be subject to Code Section 409A and other applicable guidance thereunder, notwithstanding any provision of the Plan to the contrary.

2.28      Participant

“Participant” means an Eligible Individual who meets the requirements of Section 3 and elects to make Compensation Deferrals pursuant to Section 4, or who receives Matching Contributions or Employer Contributions pursuant to subsection 4.4 or 4.5, respectively. A Participant shall cease being a Participant in accordance with subsection 3.2 herein.

2.29      Participant Deferrals

“Participant Deferrals” means all amounts deferred by a Participant under this Plan, including Participant Compensation Deferrals, Board Member Retainers/Fees, Participant Performance-Based Bonus Deferrals, and Equity-Based Deferrals.

2.30      Performance-Based Bonus

“Performance-Based Bonus” generally means Compensation where the amount of, or entitlement to, the compensation is contingent on the satisfaction of previously established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months in which the Eligible Individual performs services, pursuant to rules described in Treasury Regulation Section 1.409A-1(e). For the avoidance of doubt, Performance-Based Bonus shall not include any Long-Term Performance Cash.

2.31      Performance-Based Bonus Deferrals

“Performance-Based Bonus Deferrals” means the amounts credited to a Participant’s Compensation Deferral Account from the Participant’s Performance-Based Bonus pursuant to the Participant’s election made in accordance with subsection 4.2.

2.32      Plan Year

“Plan Year” means each 12-month period (and, if applicable, any short Plan Year) specified in the Adoption Agreement, on the basis of which the Plan is administered.

2.33      Retirement

“Retirement” for purposes of this Plan means the Participant’s Termination Date, as defined in subsection 2.34, after attaining any age and/or service minimums with respect to Retirement or Early Retirement as designated by the Employer in the Adoption Agreement.

2.34      Spouse

“Spouse” means the person to whom a Participant is legally married under applicable state law at the earlier of the date of the Participant’s death or the date payment of the Participant’s benefits commenced and who is living on the date of the Participant’s death.

2.35      Specified Employee

“Specified Employee” means a Participant who, as of the date of the Participant's Termination Date (except in the case of death), is a “specified employee” as determined in accordance with the rules set forth in Treasury Regulation Section 1.409A-1(i) and described in subsection 9.3.

2.36      Termination Date

“Termination Date” means the date of the Participant's "separation from service" within the meaning of Code Section 409A, treating the following as a separation from service:

(a)      With respect to employee Participants, an anticipated permanent reduction in the level of bona fide services to be performed by the Participant to 20% or less of the average level of bona fide services performed by the Participant over the immediately preceding 36 month period (or the full period during which the Participant performed services for the Employer, if that is less than 36 months). If such designation is subsequently changed, the change must comply with the rules regarding subsequent deferrals and the acceleration of payments described in Code Section 409A and the regulations, notices, rulings and other guidance thereunder.

(b)      With respect to non-employee Board Member Participants and Other Service Providers, the expiration of the Participant's contract (or in the case of more than one contract, all contracts) under which services are performed for the Employer, and the expiration constitutes a good-faith and complete termination of the contractual relationship between the Participant and the Employer (i.e., neither party anticipates a renewal of a contractual relationship or the Participant becoming an employee).

(c)      If a Participant provides services both as an employee and as an independent contractor of the Employer, the Participant must have a separation from service both as an employee and as an independent contractor to be treated as having had a Termination Date under the Plan. Notwithstanding the foregoing, if a Participant provides services both as an employee and a non-employee Board Member, the services provided as a director are not taken into account in determining whether the Participant has a separation from service as an employee for purposes of a nonqualified deferred compensation plan in which the Participant participates as an employee that is not aggregated with any plan in which the Participant participates as a director under Treasury Regulation Section 1.409A-1(c)(2)(ii). In addition, if a Participant provides services both as an employee and a non-employee Board Member, the services provided as an employee are not taken into account in determining whether the Participant has a separation from service as a director for purposes of a nonqualified deferred compensation plan in which the Participant participates as a director that is not aggregated with any plan in which the Participant participates as an employee under Treasury Regulation Section 1.409A-1(c)(2)(ii).

2.37      Valuation Date

“Valuation Date” means the last day of each Plan Year and any other date that the Employer, in its sole discretion, designates as a Valuation Date, as of which the value of an Investment Fund is adjusted for notional deferrals, contributions, distributions, gains, losses, or expenses.

2.38      Other Definitions

Other defined terms used in the Plan shall have the meaning given to such term elsewhere in the Plan.

SECTION 3 ELIGIBILITY AND PARTICIPATION

3.1      Eligibility

Each Eligible Individual shall be eligible to participate in the Plan on the Entry Date applicable to him or her. An Eligible Individual shall become a Participant by properly making a Deferral Election on a timely basis as described in Section 4, or, if applicable and eligible as designated by the Employer in the Adoption Agreement, by receiving a Matching Contribution or other Employer Contribution under the Plan. Each Eligible Individual’s decision to become a Participant by making a Deferral Election shall be entirely voluntary. The Employer may require the Participant to complete any necessary forms or other information as it deems necessary or advisable prior to permitting the Eligible Individual to commence participation in the Plan.

3.2      Cessation of Participation

If a Termination Date occurs with respect to a Participant, or if a Participant otherwise ceases to be an Eligible Individual, (a) no further elections to make Compensation Deferrals or Performance-Based Bonus Deferrals shall be permitted, and (b) no further Matching Contributions or other Employer Contributions shall be credited to the Participant’s Accounts after the Participant’s Termination Date or date the Participant ceases to be eligible (or as soon as administratively feasible after the date the Participant ceases to be eligible), unless he is again determined to be an Eligible Individual by the Employer. Following a cessation of eligibility, the balance credited to a Participant’s Accounts shall continue to be adjusted for notional investment gains and losses under the terms of the Plan and shall be subject to the vesting and forfeiture provisions set forth in Section 7 and, to the extent vested, distributed to him at the time and manner set forth in Section 9. An Employee, Board Member or Other Service Provider shall cease to be a Participant after his Termination Date or other loss of eligibility as soon as his entire Account balance has been distributed.

3.3      Eligibility for Matching or Employer Contributions

An Employee Participant who has satisfied the requirements necessary to become an Eligible Individual with respect to Matching Contributions, as specified in the Adoption Agreement, and who has made a Deferral Election pursuant to subsection 4.1 herein or who has satisfied such other criteria as specified in the Adoption Agreement, shall be eligible to receive Matching Contributions described in subsection 4.3. An Employee Participant who has satisfied the requirements necessary to become an Eligible Individual with respect to Employer Contributions other than Matching Contributions, as specified in the Adoption Agreement, shall be eligible to receive Employer Contributions described in subsection 4.4.

SECTION 4 DEFERRALS AND CONTRIBUTIONS

4.1      Compensation Deferrals Other Than Performance-Based Bonus Deferrals

Each Plan Year, an Eligible Individual may elect to defer receipt of no less than the minimum and no greater than the maximum percentage or amount selected by the Employer in the Adoption Agreement with respect to each type of Compensation (other than Performance-Based Bonuses) earned with respect to pay periods beginning on and after the effective date of the election; provided, however, that Compensation earned prior to the date the Participant satisfies the eligibility requirements of Section 3 shall not be eligible for deferral under this Plan. Except as otherwise provided in this subsection, a Participant’s Deferral Election for a Plan Year under this subsection must be made not later than December 31 of the preceding Plan Year (or such earlier date as determined by the Administrator) with respect to Compensation (other than Performance-Based Bonuses) earned in pay periods beginning on or after the following January 1 in accordance with rules established by the Administrator.

An election to defer Equity-Based Deferrals into the Plan must be made by one of the following deadlines: (i) the end of the calendar year prior to the date of grant of the Equity-Based Deferral; (ii) 12 months before the payment date of the Equity-Based Deferral (vesting date is treated as the payment date for these purposes), but the election will not take effect for 12 months, and the subsequent payout date must be at least five years later than the original payment date); (iii) within 30 days of the date of grant (but only if the Equity-Based Deferral is structured so that vesting is contingent on the Participant performing services for at least an additional 12 months following the date the election is made (except in the event of the Participant's death or Disability or a Change in Control); or (iv) in accordance with the rules set forth in subsection 4.2, but only if the Equity-Based Deferral qualifies as performance-based compensation pursuant to rules described in Treasury Regulation Section 1.409A-1(e), provided that (a) the Participant performs services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date an election is made under this paragraph and (b) such compensation has not become readily ascertainable by the time the election is made. If the Employer allows for deferral of Equity-Based Deferral structured so that a specified portion of the Equity-Based Deferral grant vests periodically (for example, an Equity-Based Deferral grant over a four-year period vesting 25% annually), then the election to defer may be made separately with respect to each portion of the grant that vests in a given year, if permitted by the Employer. However, each election for each portion of the grant must be made either: (i) within thirty days of the date of grant or each anniversary thereof, and only if the Equity-Based Deferral is structured so that vesting is contingent on the employee performing services for at least an additional 12 months subsequent to the election (except in the event of the Participant's death or Disability or a Change in Control); or (ii) 12 months before the payment date of the Equity-Based Deferral (vesting date is treated as the payment date for these purposes), but the election will not take effect for 12 months, and the subsequent payout date must be at least five years later than the previous payment date.

An Employee, Board Member or Other Service Provider who first becomes an Eligible Individual during a Plan Year (by virtue of a promotion, Compensation increase, commencement of employment with the Employer, commencement of Board service, execution of an agreement to provide services to an Employer, or any other reason) shall be provided enrollment documents (including Deferral Election forms) as soon as administratively feasible following such initial notification of eligibility. Such Eligible Individual must make his Deferral Elections prior to his or her Entry Date (or, if later, within 30 days after first becoming an Eligible Individual), with respect to Compensation (other than Performance-Based Bonuses) to be earned on or after the effective date of the Deferral Election (which shall not be earlier than the date on which the Deferral Election is submitted). Notwithstanding the preceding, if such Eligible Individual is participating in any other account balance plan maintained by the Employer or any member of the Employer’s “controlled group” (as defined in subsections 414(b) and (c) of the Code), such Eligible Individual must make his Deferral Election no later than December 31 of the Plan Year (or such earlier date as determined by the Administrator), and such election shall apply to Compensation earned on and after the following January 1 in accordance with rules established by the Administrator. Eligible Individuals must make a Fiscal Year Compensation Deferral Election on or before the end of the fiscal year of the Employer immediately preceding the first fiscal year in which any services are performed for which the Fiscal Year Compensation is payable.

In the case of an Employee, Board Member or Other Service Provider who is rehired (or who recommences Board Service or recommences providing services to an Employer as an Other Service Provider) after having previously been an Eligible Individual, the phrase “first becomes an Eligible Individual” in the first sentence of the preceding paragraph shall be interpreted to apply only where the Eligible Individual either (i) previously received payment of his total Account balances under the Plan and on or before the date of the last payment was not eligible to continue (or to elect to continue) to participate in the Plan for periods after the last payment, or (ii) did not previously receive payment of his total Account balances under the Plan, but is rehired (or recommences Board Service or recommences providing services to an Employer as an Other Service Provider) no less than 24 months after his last day as a previously Eligible Individual prior to again becoming such an Eligible Individual. In all other cases such rehired Employee, Board Member or Other Service Provider may not elect to make Compensation Deferrals until the next date determined by the Administrator with respect to Compensation earned after the following January 1. Similarly, in the case of an Employee who recommences status as an Eligible Individual for any other reason after having previously lost his status as an Eligible Individual (due to Compensation fluctuations, transfer from an ineligible location or job classification, or otherwise), the phrase “first becomes an Eligible Individual” shall be interpreted to apply only where the Eligible Individual either: (i) previously received payment of his total Account balances under the Plan and on or before the date of the last payment was not eligible to continue (or to elect to continue) to participate in the plan for periods after the last payment, or (ii) did not previously receive payment of his total Account balances under the Plan, but regains his status as an Eligible Individual no less than 24 months after his last day as a previously Eligible Individual prior to again becoming such an Eligible Individual. In all other cases, such returning Participant may not elect to make Compensation Deferrals until the next date determined by the Administrator with respect to Compensation earned on and after the following January 1.

An election to make Compensation Deferrals under this subsection 4.1 shall remain in effect through the last pay period commencing in the calendar year to which the election applies (except as provided in subsection 4.5), shall apply with respect to the applicable type of Compensation (other than Performance-Based Bonuses) to which the Deferral Election relates earned for pay periods commencing in the applicable calendar year to which the election applies, and shall be irrevocable (provided, however, that a Participant making a Deferral Election under this subsection may change his election at any time prior to December 31 of the year preceding the year for which the Deferral Election is applicable, subject to rules established by the Administrator). If a Participant fails to make a Compensation Deferral election for a given Plan Year, such Participant’s Compensation Deferral Election for that Plan Year shall be deemed to be zero; provided, however, that if the Employer has elected in the Adoption Agreement that a Participant’s Compensation Deferral Election shall be “evergreen,” then such Participant’s Compensation Deferral Election shall be deemed to be identical to the most recent applicable Deferral Election on file with the Administrator with respect to the applicable type of Compensation; provided, however, if a Participant's distribution election must be selected each year or is subject to "evergreening," no In-Service Distribution shall be applicable to any amounts deferred in a year in which the Participant fails to make an affirmative election. Rather, the Participant will be deemed to have elected distribution on his Termination Date, and payment of such amounts for such year shall be made in a single lump sum.

Compensation Deferrals shall be credited to the Participant’s Compensation Deferral Account as soon as administratively feasible after such amounts would have been payable to the Participant.

4.2      Performance-Based Bonus Deferrals

Each Plan Year, an Eligible Individual may elect to defer receipt of no less than the minimum and no greater than the maximum percentage or amount selected by the Employer in the Adoption Agreement with respect to Performance-Based Bonuses earned with respect to the applicable performance period; provided that (a) the Participant performs services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date an election is made under this paragraph and (b) such compensation has not become readily ascertainable, nor substantially certain to be paid, by the time the election is made. Except as otherwise provided in this subsection, a Participant’s Performance-Based Bonus Deferral Election under this subsection must be made not later than six months (or such earlier date as determined by the Administrator) prior to the end of the performance period.

Notwithstanding the preceding, an Employee, Board Member or Other Service Provider who first becomes an Eligible Individual during a Plan Year (by virtue of a promotion, Compensation increase, commencement of employment with the Employer, commencement of Board service, execution of an agreement to provide services to an Employer, or any other reason) shall be provided enrollment documents (including Deferral Election forms) as soon as administratively feasible following such initial notification of eligibility. The phrase “first becomes an Eligible Individual” shall be determined in accordance with the requirements of Treasury Regulation Section 1.409A-2(a)(7)(ii). Unless the Eligible Individual is able to submit his or her Performance-Based Deferral Election by the deadline described in the first paragraph of this subsection 4.2, such Eligible Individual must make his Performance-Based Bonus Deferral Election within 30 days after first becoming an Eligible Individual. In the case of a Deferral Election in the first year of eligibility that is made later than six months (or such earlier date as determined by the Administrator) prior to the end of the performance period, the Deferral Election will apply to the portion of the Performance-Based Bonus equal to the total amount of the Performance-Based Bonus for the performance period multiplied by the ratio of the number of days remaining in the performance period after the effective date of the Deferral Election over the total number of days in the Performance Period. If an Eligible Individual does not elect to make a Performance-Based Bonus Deferral by the deadline applicable to him, he may not later elect to make a Performance-Based Bonus Deferral for that performance period under this paragraph. Rules relating to the timing of elections to make a Performance-Based Bonus Deferral with respect to an Employee, Board Member or Other Service Provider who becomes an Eligible Individual (due to rehire or other similar event) after having previously been an Eligible Individual shall be applied in a manner similar to rules described applicable to rehired and other returning Participants in subsection 4.1 above.

An election to make Performance-Based Bonus Deferrals under this subsection 4.2 shall remain in effect through the end of the performance period to which the election applies (except as provided in subsection 4.5), and shall be irrevocable (provided, however, that a Participant making a Performance-Based Bonus Deferral Election under the first paragraph of this subsection with respect to a Performance-Based Bonus that is not yet readily ascertainable, may change his election not later than six months prior to the end of the performance period to which the Performance-Based Bonus Deferral Election relates (or such earlier date as determined by the Administrator), subject to rules established by the Administrator). If a Participant fails to make a Performance-Based Bonus Deferral Election for a given performance period, such Participant’s Performance-Based Bonus Deferral Election for that performance period shall be deemed to be zero; provided, however, that if the Employer has elected in the Adoption Agreement that a Participant’s Performance-Based Deferral Election shall be “evergreen,” then such Participant’s Performance-Based Bonus Deferral Election shall be deemed to be identical to the most recent applicable Performance-Based Bonus Deferral Election on file with the Administrator; provided further, however, that no In-Service Distribution shall be applicable to any amounts deferred in a year in which the Participant fails to make an affirmative election. Rather, as further described in Section 9, if a Participant's distribution election must be selected each year or is subject to "evergreening," the Participant will be deemed to have elected distribution on his Termination Date, and payment of such amounts for such year shall be made in accordance with his most recent election on file with the Administrator (if no election is on file, then such amounts shall be paid to him in a single lump sum).

Performance-Based Bonus Deferrals shall be credited to the Participant’s Compensation Deferral Account as soon as administratively feasible after such amounts would have been payable to the Participant.

4.3      Matching Contributions

Matching Contributions shall be determined in accordance with the formula specified in the Adoption Agreement, and shall be credited to the Employer Contributions Accounts of Participants who have satisfied the eligibility requirements for Matching Contributions specified in the Adoption Agreement. Matching Contributions under this Plan shall be credited to such Participants’ Employer Contributions Accounts as soon as administratively feasible after the Applicable Period selected in the Adoption Agreement, but only with respect to Participants eligible to receive such Matching Contributions as described in the Adoption Agreement.

4.4      Other Employer Contributions

Employer Contributions other than Matching Contributions shall be discretionary from year to year, and shall be credited to the Employer Contributions Accounts of Participants who have satisfied the eligibility requirements for Employer Contributions, as specified in the Adoption Agreement. Employer Contributions shall be determined by the Employer and documented in writing, and such writings will form part of the Plan. Employer Contributions under this Plan shall be credited to such eligible Participants’ Employer Contributions Accounts as soon as administratively feasible.

4.5      No Election Changes During Plan Year

A Participant shall not be permitted to change or revoke his Deferral Elections after the deadlines for making such elections, as described in Sections 4.1 and 4.2, have passed (except as otherwise described in subsections 4.1 and 4.2). Notwithstanding the foregoing, in the event the Employer maintains a qualified plan designed to comply with the requirements of Code Section 401(k), the Participant’s Deferrals under this Plan shall be cancelled due to the Participant taking a hardship distribution pursuant to Treasury Regulation Section 1.401(k)-1(d)(3). Additionally, the Participant’s Deferrals under this Plan shall be cancelled upon approval by the Administrator of a Participant’s properly submitted request for an Unforeseeable Emergency Withdrawal under subsection 9.8.

4.6      Crediting of Deferrals

The amount of deferrals elected pursuant to subsections 4.1 and 4.2 shall be credited to the Participant’s Account as of a date determined to be administratively feasible by the Administrator.

4.7      Reduction of Deferrals or Contributions

Any Participant Deferrals or Employer Contributions to be credited to a Participant’s Account under this Section may be reduced by an amount equal to the Federal or state, local or foreign income, payroll, or other taxes required to be withheld on such deferrals or contributions or to satisfy any necessary contributions under an employee welfare benefit plan described under Section 125 of the Code. A Participant shall be entitled only to the net amount of such deferral or contribution (as adjusted from time to time pursuant to the terms of the Plan). The Administrator may notify a Participant of limitations on his Deferral Election if, as a result of any election, a Participant’s Compensation from the Employer would be insufficient to cover taxes, withholding, and other required deductions applicable to the Participant.

SECTION 5 NOTIONAL INVESTMENTS

5.1      Investment Funds

The Employer may designate, in its discretion, one or more Investment Funds for the notional investment of Participants’ Accounts. The Employer, in its discretion, may from time to time establish new Investment Funds or eliminate existing Investment Funds. The Investment Funds are for recordkeeping purposes only and do not allow Participants to direct any Employer assets (including, if applicable, the assets of any trust related to the Plan). Each Participant’s Accounts shall be adjusted pursuant to the Participant’s notional investment elections made in accordance with this Section 5, except as otherwise determined by the Employer or Administrator in their sole discretion.

Notwithstanding the foregoing, the Employer may establish one or more Company Stock Unit Funds or other equity-based notional investment funds with respect to deferred Restricted Stock Units ("RSUs"), restricted stock, performance share units, or other equity-based awards. Any such Company Stock Unit Fund may be designated by the Employer as a non-diversifiable investment option. Amounts credited to a non-diversifiable investment option shall be measured solely by reference to the value of the Employer's common stock (or such other equity security designated by the Employer) and any dividend equivalents credited thereon, and Participants shall not be permitted to transfer, reallocate, diversify, or otherwise direct amounts credited to such non-diversifiable investment option into any other Investment Fund while such amounts remain subject to the non-diversifiable designation. The Employer may require that deferred equity awards be credited exclusively to a non-diversifiable investment option and may establish separate accounting procedures for such amounts. Any such notional investment option shall be maintained solely as a bookkeeping device to measure the amount payable under the Plan and shall not confer upon any Participant any ownership rights, shareholder rights, voting rights, or other interest in any actual shares of stock.

Each Company Stock Unit shall represent the right to have the value of a Participant's Account adjusted as though such unit were equivalent in value to one share of Company common stock, subject to adjustment as provided herein. Company Stock Units shall be credited with dividend equivalents whenever dividends are paid on Company common stock, with such dividend equivalents deemed reinvested in additional Company Stock Units as of the applicable dividend payment date.

Company Stock Units are bookkeeping entries only and shall not constitute actual shares of Company common stock. No Participant or Beneficiary shall have any of the rights of a shareholder with respect to Company Stock Units, including, without limitation, voting rights, rights to receive actual dividends, or rights upon liquidation, unless and until shares of Company common stock are actually issued to the Participant pursuant to a separate arrangement.

The Company Stock Unit Fund is intended solely as a measurement vehicle for determining the amount payable under the Plan and does not require the Company to acquire, reserve, or hold any shares of Company common stock or other assets. All benefits payable under the Plan shall remain unfunded obligations of the Company and shall be paid in cash unless the Committee determines otherwise pursuant to the terms of the Plan and applicable law.

The Committee shall make such equitable adjustments to the number of Company Stock Units and related calculations as it determines necessary to reflect stock splits, stock dividends, recapitalizations, mergers, reorganizations, or other similar corporate events affecting the Company's common stock, so that Participants' Accounts are neither diluted nor enlarged as a result of such event.

5.2      Investment Fund Elections

The Employer shall have full discretion to select the Investment Funds for the notional investments of Participants’ Accounts under the Plan; provided, however, that each Participant may elect from among the Investment Funds for the notional investment of such of his Accounts as are permitted from time to time in accordance with procedures established by the Employer. The Administrator, in its discretion, may adopt (and may modify from time to time) such rules and procedures as it deems necessary or appropriate to implement the notional investment of the Participant’s Accounts. Such procedures may differ among Participants or classes of Participants, as determined by the Employer or the Administrator in its discretion. The Employer or Administrator may limit, delay or restrict the notional investment of certain Participants’ Accounts, or restrict allocation or reallocation into specified notional investment options, in accordance with rules established in order to comply with Employer policy and applicable law, to minimize regulated filings and disclosures, or under any other circumstances in the discretion of the Employer. Any deferred amounts subject to a Participant’s investment election that must be so limited, delayed or restricted under such circumstances may be notionally invested in an Investment Fund designated by the Administrator, or may be credited with earnings at a rate determined by the Administrator, which rate may be zero. A Participant’s notional investment election shall remain in effect until later changed in accordance with the rules of the Administrator. If a Participant does not make a notional investment election, all deferrals by the Participant and contributions on his behalf will be deemed to be notionally invested in the Investment Fund designated by the Employer for such purpose, or, at the Employer’s election, may remain uninvested until such time as the Administrator receives proper direction, or may be credited with earnings at a rate determined by the Administrator or Employer, which rate may be zero.

5.3      Investment Fund Transfers

A Participant may elect that all or a part of his notional interest in an Investment Fund shall be transferred to one or more of the other Investment Funds. A Participant may make such notional Investment Fund transfers in accordance with rules established from time to time by the Employer or the Administrator, and in accordance with subsection 5.2.

Notwithstanding the foregoing, no Participant shall be permitted to transfer, reallocate, or direct amounts from any Investment Fund into a Company Stock Unit Fund or other non-diversifiable employer stock investment option designated by the Employer. Amounts may be credited to a Company Stock Unit Fund or other non-diversifiable employer stock investment option only pursuant to the terms of an eligible deferred equity award, including deferred Restricted Stock Units, or as otherwise determined by the Employer or Administrator. The Employer or Administrator may impose such additional restrictions on transfers into, out of, or among Investment Funds as they deem necessary or appropriate to administer the Plan.

SECTION 6 ACCOUNTING

6.1      Individual Accounts

Bookkeeping Accounts shall be maintained under the Plan in the name of each Participant, as applicable, along with any subaccounts under such Accounts deemed necessary or advisable from time to time, including a subaccount for each Plan Year that a Participant’s Deferral Election is in effect. Each such subaccount shall reflect (i) the amount of the Participant’s Compensation Deferrals during that year, (ii) any Matching Contributions or Employer Contributions credited on behalf of the Participant for services performed during that year, and (iii) the notional gains, losses, expenses, appreciation and depreciation attributable thereto.

Rules and procedures may be established relating to the maintenance, adjustment, and liquidation of Participants’ Accounts, the crediting of deferrals and contributions and the notional gains, losses, expenses, appreciation, and depreciation attributable thereto, as are considered necessary or advisable.

6.2      Adjustment of Accounts

Pursuant to rules established by the Employer, Participants’ Accounts will be adjusted on each Valuation Date, except as provided in Section 9, to reflect the notional value of the various Investment Funds as of such date, including adjustments to reflect any deferrals and contributions, notional transfers between Investment Funds, and notional gains, losses, expenses, appreciation, or depreciation with respect to such Accounts since the previous Valuation Date. The “value” of an Investment Fund at any Valuation Date may be based on the fair market value of the Investment Fund, as determined by the Administrator in its sole discretion.

6.3      Accounting Methods

The accounting methods or formulae to be used under the Plan for purposes of monitoring Participants’ Accounts, including the calculation and crediting of notional gains, losses, expenses, appreciation, or depreciation, shall be determined by the Administrator in its sole discretion. The accounting methods or formulae selected by the Administrator may be revised from time to time.

6.4      Statement of Account

At such times and in such manner as determined by the Administrator, but at least annually, each Participant will be furnished with a statement reflecting the condition of his Accounts.

SECTION 7 VESTING

A Participant shall be fully vested at all times in his Compensation Deferral Account (if applicable). A Participant shall be vested in his Matching Contributions and/or Employer Contributions (if applicable), in accordance with the vesting schedule elected by the Employer under the Adoption Agreement. Vesting Years of Service shall be determined in accordance with the election made by the Employer in the Adoption Agreement. Amounts in a Participant’s Accounts that are not vested upon the Participant’s Termination Date (“forfeitures”) may be returned to the Employer, in the discretion of the Employer or the Administrator, to the extent permitted by any trust used in connection with the Plan.

If a Participant has a Termination Date with the Employer as a result of the Participant’s Misconduct (as defined by the Employer in the Adoption Agreement), or if the Participant engages in Competition with the Employer (as defined by the Employer in the Adoption Agreement), and the Employer has so elected in the Adoption Agreement, the Participant shall forfeit all amounts allocated to his or her Matching Contribution Account and/or Employer Contribution Accounts (if applicable), whether or not vested. Such forfeitures shall be returned to the Employer to the extent permitted by any trust used in connection with the Plan.

Neither the Administrator nor the Employer in any way guarantee the Participant’s Account balance from loss or depreciation. Notwithstanding any provision of the Plan to the contrary, the Participant’s Account balance is subject to Section 8.

SECTION 8 FUNDING

No Participant or other person shall acquire by reason of the Plan any right in or title to any assets, funds, or property of the Employer whatsoever, including, without limiting the generality of the foregoing, any specific funds, assets, or other property of the Employer. Benefits under the Plan are unfunded and unsecured. A Participant shall have only an unfunded, unsecured right to the amounts, if any, payable hereunder to that Participant. The Employer’s obligations under this Plan are not secured or funded in any manner, even if the Employer elects to establish a trust with respect to the Plan. Even though benefits provided under the Plan are not funded, the Employer may establish a trust to assist in the payment of benefits. All investments under this Plan are notional and do not obligate the Employer (or its delegates) to invest the assets of the Employer or of any such trust in a similar manner.

SECTION 9 DISTRIBUTION OF ACCOUNTS

9.1      Distribution of Accounts

Distributions generally commence on the first to occur of the Participant's Termination Date, elected In-Service Distribution Date (if designated by the Employer in the Adoption Agreement), Disability (if designated by the Employer in the Adoption Agreement) or Change in Control (if designated by the Employer in the Adoption Agreement).

Termination Date (Including Death). With respect to any Participant who has a Termination Date, an amount equal to the Participant’s vested Account balances shall be distributed to the Participant (or, in the case of the Participant’s death, to the Participant’s Beneficiary), in the form of a single lump-sum payment, or, if subsection 9.2 applies, in the form of installment payments. Subject to subsection 9.3 hereof, distribution of a Participant’s Accounts shall be made or begin on the first day of the Distribution Cycle that begins following the date that is 6 months after the Participant’s Termination Date (provided, however, that if calculation of the amount of the payment is not administratively practicable due to events beyond the control of the Participant, the payment will be made as soon as administratively practicable for the Administrator to make such payment). “Distribution Cycle” means the six-month period that begins on each April 1 and each October 1. Notwithstanding any provision of the Plan to the contrary, for purposes of this subsection, a Participant’s Accounts shall be valued as of a Valuation Date as soon as administratively feasible preceding the date such distribution is made, in accordance with rules established by the Administrator. A Participant’s Accounts may be offset by any amounts owed by the Participant to the Employer, but such offset shall not occur in excess of the amount to be distributed or prior to the date distribution of the amount that would otherwise be distributed to the Participant.

In-Service Distributions. Notwithstanding the foregoing, to the extent designated by the Employer in the Adoption Agreement, a Participant may elect, in accordance with this subsection, a distribution date for his Compensation Deferral Accounts (and/or his Employer Contributions and Matching Contributions Accounts) that is prior to his Termination Date (an “In-Service Distribution”). A Participant’s election of an In-Service Distribution date must: (i) be made at the time of his Deferral Election for a Plan Year (or, if earlier, by the applicable deadline for making such an election as required under Treasury Regulation Section 1.409A-2); and (ii) apply only to amounts deferred pursuant to that election, and any earnings, gains, losses, appreciation, and depreciation credited thereto or debited therefrom with respect to such amounts. To the extent permitted by the Employer, a Participant may elect an In-Service Distribution date with respect to Performance-Based Bonus Deferrals that is separate from an In-Service Distribution date with respect to Compensation Deferrals other than Performance-Based Bonus Deferrals for the same year, provided that the applicable In-Service Distribution date may not be earlier than the number of years designated by the Employer in the Adoption Agreement following the year in which the applicable Compensation would have been paid absent the deferral, or as further determined or limited in accordance with rules established by the Administrator. Payments made pursuant to an In-Service Distribution election shall be made in a lump sum (or, if designated by the Employer in the Adoption Agreement and elected by the Participant in accordance with the terms of the Plan, installments). Each such payment shall be made on or as soon as administratively feasible following April 1 of the calendar year in which the payment was elected to be made, but in no event later than the end of the calendar year in which the payment was elected to be made. For purposes of such payment, the value of the Participant’s Account(s) for the applicable Plan Year shall be determined as of a Valuation Date preceding the date that such distribution is made, in accordance with rules established by the Administrator. In the event a Participant’s Termination Date occurs (or, if elected by the Employer in the Adoption Agreement, in the event a Change in Control of the Employer occurs) prior to the date the Participant had previously elected to have an In-Service Distribution payment made to him, such amount shall be paid to the Participant under the rules applicable for payment on a Termination Date in accordance with this subsection 9.1 and subsection 9.2 (or, if elected by the Employer in the Adoption Agreement, on a Change in Control in accordance with subsection 9.9).

Participants must make an affirmative election with respect to payment of their In-Service Distributions, and no default or evergreen election shall be allowed with respect to In-Service Distributions. Rather, if a Participant elects an In-Service Distribution for one Plan Year, but does not make an affirmative distribution election for the following Plan Year (either because of Participant error or because of an “evergreening” election), the Participant will be deemed to have elected distribution in a single lump sum on his Termination Date for that following Plan Year.

Participants whose Termination Date has not yet occurred may elect to defer payment of any In-Service Distribution, provided that such election is made in accordance with procedures established by the Administrator, and further provided that any such election (a) must be made no later than 12 calendar months prior to the previously elected In-Service Distribution Date and (b) must delay the In-Service Distribution by five years or more. Any election to defer payment of an In-Service Distribution under this paragraph shall not take effect until at least 12 months after the date on which the election is made, and shall become irrevocable as of the date that is 12 months prior to the date on which the distribution otherwise would have been made (or commence). Any such change in election may not result in an acceleration of any payment. Subject to the preceding requirements, Participants may elect to defer payment of an In-Service Distribution more than once.

Disability. If the occurrence of a Disability is a distribution event designated by the Employer in the Adoption Agreement, the Employer shall pay to a Participant the Participant’s vested Account in the form of a lump sum. Payment shall be made in the calendar year following the Participant’s Disability.

Form of Payment. Any amount credited to a Participant’s Compensation Deferral Account attributable to Participant Compensation Deferrals, Participant Performance-Based Bonus Deferrals or Matching Contributions (or other cash compensation) shall be distributed in cash and shall be made from the general assets of the Company and shall be subject to applicable tax withholding.

Any amount credited to the Participant’s Compensation Deferral Accounts attributable to Equity-Based Deferrals, including deferred shares, restricted stock units, performance share units, phantom stock units, or other equity-based compensation shall be distributed in the form of whole shares of Company’s common stock equal to the number of vested Company Stock Units credited to the Participant’s Compensation Deferral Account as of the applicable distribution date, together with cash in lieu of fractional shares, as applicable. Such distributions shall be made in-kind and not in cash, except to the extent required to satisfy applicable tax withholding obligations or as otherwise provided by the Plan Administrator.

9.2      Installment Distributions

To the extent elected by the Employer in the Adoption Agreement, a Participant may elect to receive payments from his Accounts in the form of a single lump sum, as described in subsection 9.1, or in annual installments over a period elected by the Employer in the Adoption Agreement. To the extent a Participant fails to make an election, the Participant shall be deemed to have elected to receive his distribution for that Plan Year in the form of a single lump sum. To the extent elected by the Employer in the Adoption Agreement, a Participant may make a separate election with respect to his Performance-Based Bonus Deferrals for each year (as adjusted for gains and losses thereon) that provides for a different method of distribution from the method of distribution he elects with respect to his Compensation Deferrals (as adjusted for gains and losses thereon) for that year. The Participant’s Employer Contributions Account attributable to such year, if any (as adjusted for gains and losses thereon), shall be distributed in the same manner as his Compensation Deferral Account for such year (or in a lump sum upon his Termination Date if no election has been made). To the extent elected by the Employer in the Adoption Agreement, a Participant's election to receive installments upon his or her Termination Date will be void if the Participant has a Termination Date that precedes Retirement (as defined by the Employer in the Adoption Agreement) or if the Participant’s Account balance does not exceed the amount specified by the Employer in the Adoption Agreement.

(a)      Installment Elections. A Participant will be required to make his distribution election in accordance with and subject to the rules set forth in Sections 4.1 and 4.2 (i.e., at the same time required for Deferral Elections) or, if earlier, by the applicable deadline for making such an election as required under Treasury Regulation Section 1.409A-2.

(b)      Installment Payments. The first installment payment shall generally be made on the date determined in accordance with subsection 9.1. Succeeding payments shall generally be made on April 1 of each succeeding calendar year, but in no event later than the end of each succeeding calendar year. The amount to be distributed in each installment payment shall be determined by dividing the value of the Participant’s Accounts being paid in installments as of a Valuation Date preceding the date of each distribution by the number of installment payments remaining to be made, in accordance with rules established by the Administrator. Except as otherwise specified by the Employer in the Adoption Agreement, in the event of a Termination Date prior to the full payment of his Accounts being paid in installments, payments will continue to be made to the Participant or his Beneficiary in the same manner and at the same time as would have been payable to the Participant absent such Termination Date.

Participants who have elected payment in installments may make a subsequent election to elect payment of that amount in the form of a lump sum or in a different number of installments, and Participants who have elected payment in a lump sum may make a subsequent election to elect payment of that amount in the form of installments. Such election must be made in accordance with procedures established by the Administrator, and any such election must be made at least 12 months prior to the date on which the distribution is to be made (or commence). Any change will require the Participant to delay the distribution (or commencement of distributions) by at least five full calendar years from the previously scheduled distribution date. Any election to change the form of distribution under this paragraph shall not take effect until the date that is 12 months after the date on which the election is made, and shall become irrevocable as of the date that is 12 months prior to the date on which the distribution otherwise would have been made (or commence). Any such change in election may not result in an acceleration of any payment. Participants will be permitted to make such a change only one time with respect to any subaccount that is scheduled to be paid (or commence) upon the Participant’s Termination Date, but is permitted to make such changes more than one time with respect to any subaccount that is scheduled to be paid (or commence) upon an In-Service Distribution date.

9.3      Specified Employees

Notwithstanding anything herein to the contrary, and subject to Code Section 409A, except in the case of the Participant’s death, payment under the Plan to any Participant who is a Specified Employee shall be made or commence as a result of the Participant’s Termination Date on the date that is six months after the Participant’s Termination Date.

The term Specified Employee means a Participant who, as of the date of the Participant’s Termination Date (except in the case of death), is a key employee of the Employer. For purposes of this Plan, a Participant is a key employee if the Participant meets the requirements of Code section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the regulations thereunder and disregarding Code section 416(i)(5)) at any time during the 12-month period ending on a “specified employee identification date.” If a Participant is a key employee as of a “specified employee identification date,” the Participant is treated as a key employee for purposes of this Plan for the entire 12-month period beginning on the “specified employee effective date.” To the extent not otherwise designated by the Employer in a separate document forming a part of the Plan applicable to all its nonqualified deferred compensation plans, the “specified employee identification date” is each December 31 and the “specified employee effective date” is the following April 1. To the extent not otherwise designated by the Employer in a separate document forming a part of the Plan, the definition of compensation used to determine key employee status shall be determined under Treasury Regulation Section 1.415(c)-2(a). This subsection 9.3 is applicable only with respect to Employers whose stock is publicly traded on an established securities market (as defined in Treasury Regulation Section 1.409A-1(k)), and is not applicable to privately held Employers unless and until such Employers become publicly traded as defined in the Treasury regulations.

Notwithstanding the preceding, an Employer may provide, in accordance with the requirements of Treasury Regulation Section 1.409A-1(i)(5), for an alternative method to identify service providers who will be subject to a six-month delay pursuant to this subsection 9.3, provided that the alternative method is reasonably designed to include all Specified Employees, the alternative method is an objectively determinable standard providing no direct or indirect election to any service provider regarding its application, and the alternative method results in either all service providers or no more than 200 service providers being identified in the class as of any date. In the event amounts are payable to a Specified Employee in installments in accordance with subsection 9.2, the first installment shall be delayed by six months, with all other installment payments payable as originally scheduled, as if payments had commenced within 90 days after the Termination Date.

9.4      Mandatory Cash-Outs of Small Amounts

To the extent elected by the Employer in the Adoption Agreement, if the value of a Participant’s total Accounts at his Termination Date (or his death or other applicable distribution date), or at any time thereafter, together with the value of the Participant’s accounts under any other account balance plan maintained by the Employer or any member of the Employer’s controlled group (as defined in subsections 414(b) and (c) of the Code) is equal to or less than the limit described in the Adoption Agreement, the Accounts will be paid to the Participant (or, in the event of his death, his Beneficiary) in a single lump sum, notwithstanding any election by the Participant otherwise. Payments made under this subsection 9.4 on account of the Participant’s Termination Date shall be made on the date determined in accordance with Section 9.1.

9.5      Designation of Beneficiary

Each Participant from time to time may designate any individual, trust, charity or other person or persons to whom the value of the Participant’s Accounts (plus any applicable Survivor Benefit, if elected by the Employer in the Adoption Agreement) will be paid in the event the Participant dies before receiving the value of all of his Accounts. A Beneficiary designation must be made in the manner required by the Administrator for this purpose. Primary and secondary Beneficiaries are permitted. Payments to the Participant’s Beneficiary(ies) shall be made no later than the December 31 of the calendar year that begins after the calendar year of death.

A Beneficiary designation (and any subsequent designation) will be effective only when the Beneficiary designation is filed with the Administrator while the Participant is alive. A subsequent Beneficiary designation will cancel all of the Participant’s Beneficiary designations previously filed with the Administrator. Any designation or revocation of a Beneficiary shall be effective as only if it is received by the Administrator while the Participant is alive. Once received, such designation shall be effective as of the date the designation was received by the Administrator. If a Beneficiary dies before payment of the Participant’s Accounts have been made, the Participant’s Accounts shall be distributed in accordance with the Participant’s Beneficiary designation and pursuant to rules established by the Administrator. If a deceased Participant failed to designate a Beneficiary, or if the designated Beneficiary predeceases the Participant, the value of the Participant’s Accounts shall be payable to the Participant’s Spouse or, if there is none, to the Participant’s estate, or in accordance with such other equitable procedures as determined by the Administrator.

9.6      Reemployment

If a former Participant is rehired by an Employer, or any affiliate or subsidiary of the Employer described in Section 414(b) and (c) of the Code and Treasury Regulation Section 1.409A-1(h), regardless of whether he is rehired as an Eligible Individual (with respect to an Employee Participant), or a former Participant returns to service as a Board Member or Other Service Provider, any payments being made to such Participant hereunder by virtue of his previous Termination Date shall continue to be made to him without regard to such rehire. If a former Participant is rehired by the Employer (with respect to an Employee Participant) or returns to service as a Board Member or Other Service Provider, and in either case any payments to be made to the Participant by virtue of his previous Termination Date have not been made or commenced, any payments scheduled to be made to such Participant hereunder by virtue of his previous Termination Date shall be made to him without regard to such rehire or return to service. See subsections 4.1 and 4.2 of the Plan for special rules applicable to deferral elections for rehired or re-eligible Participants.

9.7      Special Distribution Rules

Except as otherwise provided herein and in Section 12, Account balances of Participants in this Plan shall not be distributed earlier than the applicable date or dates described in this Section 9. Notwithstanding the foregoing, in the case of payments: (i) that would violate securities or other applicable laws; or (ii) that would jeopardize the ability of the Employer to continue as a going concern in accordance with Code Section 409A and the regulations thereunder, deferral of such payments on a reasonably consistent basis for similarly situated Participants may be made by the Employer at the Employer’s discretion. Payment will be made at the earliest date in the first taxable year of the Employer in which the Employer or Administrator reasonably anticipates that the payment would not jeopardize the ability of the Employer to continue as a going concern in accordance with Code Section 409A and the regulations thereunder, or the payment would not result in a violation of securities or other applicable laws. Payments intended to pay employment taxes or payments made as a result of income inclusion of an amount in a Participant’s Accounts as a result of a failure to satisfy Section 409A of the Code shall be permitted at the Employer or Administrator’s discretion at any time in accordance with Treasury Regulation Sections 1.409A-3(j)(4)(vi) and 1.409A-3(j)(4)(vii), and any applicable subsequent guidance. “Employment taxes” shall include Federal Insurance Contributions Act (FICA) tax imposed under Sections 3101, 3121(a) and 3121(v)(2) of the Code on compensation deferred under the Plan (the “FICA Amount”), the income tax imposed under Section 3401 of the Code or corresponding provisions of applicable state, local or foreign tax laws on the FICA Amount, and to pay the additional income tax under Section 3401 of the Code or corresponding provisions of applicable state, local or foreign tax laws attributable to the pyramiding Section 3401 wages and taxes. A distribution may be accelerated as may be necessary to comply with certain conflict of interest rules in accordance with Treasury Regulation Section 1.409A-3(j)(4)(iii). With respect to a subchapter S corporation, a distribution may be accelerated to avoid a nonallocation year under Code Section 409(p) in the discretion of the Employer or Administrator, provided that the amount distributed does not exceed 125% of the minimum amount of distribution necessary to avoid the occurrence of a nonallocation year, in accordance with Treasury Regulation Section 1.409A-3(j)(4)(x).

9.8      Distribution on Account of Unforeseeable Emergency

If elected by the Employer in the Adoption Agreement, if a Participant or Beneficiary incurs a severe financial hardship of the type described below, he may request an Unforeseeable Emergency Withdrawal, provided that the withdrawal is necessary in light of severe financial needs of the Participant. To the extent elected by the Employer in the Adoption Agreement, the ability to apply for an Unforeseeable Emergency Withdrawal may be restricted to Participants whose Termination Date has not yet occurred. Such a withdrawal shall not exceed the amount required (including anticipated taxes on the withdrawal) to meet the severe financial need and not reasonably available from other resources of the Participant (including reimbursement or compensation by insurance, cessation of deferrals under this Plan for the remainder of the Plan Year, and liquidation of the Participant’s assets, to the extent liquidation itself would not cause severe financial hardship; provided, however, that the Participant is not required to take into account for these purposes any available distribution or loan from a qualified plan or another nonqualified deferred compensation plan). Each such withdrawal election shall be made at such time and in such manner as the Administrator shall determine, and shall be effective in accordance with such rules as the Administrator shall establish and publish from time to time. Severe financial needs are limited to amounts necessary for:

(a)      A sudden unexpected illness or accident incurred by the Participant, his Spouse, Beneficiary under the Plan, or dependents (as defined in Code Section 152(a)).

(b)      Uninsured casualty loss pertaining to property owned by the Participant.

(c)      Other similar extraordinary and unforeseeable circumstances involving an uninsured loss arising from an event outside the control of the Participant.

Withdrawals of amounts under this subsection shall be paid to the Participant in a lump sum as soon as administratively feasible following receipt of the appropriate forms and information required by and acceptable to the Administrator.

9.9      Distribution Upon Change in Control

In the event of the occurrence of a Change in Control of the Employer or a member of the Employer’s controlled group (as designated by the Employer in the Adoption Agreement), to the extent permitted under Section 409A of the Code and the regulations and other guidance thereunder, distributions shall be made to Participants to the extent elected by the Employer in the Adoption Agreement, in the form elected by the Participants as if a Termination Date had occurred with respect to each Participant, or as otherwise specified by the Employer in the Adoption Agreement. The Change in Control shall relate to: (i) the corporation for whom the Participant is performing services at the time of the Change in Control event; (ii) the corporation that is liable for the payment from the Plan to the Participant (or all corporations so liable if more than one corporation is liable); (iii) a corporation that is a majority shareholder of a corporation described in (i) or (ii) above; or (iv) any corporation in a chain of corporations in which each such corporation is a majority shareholder of another corporation in the chain, ending in a corporation described in (i) or (ii) above, as elected by the Employer in the Adoption Agreement. A “majority shareholder” for these purposes is a shareholder owning more than 50% of the total fair market value and total voting power of such corporation. Attribution rules described in Section 318(a) of the Code apply to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option. Notwithstanding the foregoing, if a vested option is exercisable for stock that is not substantially vested (as defined in section Treasury Regulation Sections 1.83-3(b) and (c)), the stock underlying the option is not treated as owned by the individual who holds the option. If plan payments are made on account of a Change in Control and are calculated by reference to the value of the Employer’s stock, such payments shall be completed not later than five years after the Change in Control event. To the extent designated by the Employer in the Adoption Agreement, the Change in Control shall occur upon the date that: (v) a person or “Group” (as defined in Treasury Regulation Sections 1.409A-3(i)(5)(v)(B) and (vi)(D)) acquires more than 50% of the total fair market value or voting power of stock of the corporation designated in (i) through (iv) above; (vi) a person or Group acquires ownership (“effective control”) of stock of the corporation with at least 30% of the total voting power of the corporation designated in (i) through (iv) above and as further limited by Treasury Regulation Section 1.409A-3(i)(5)(vi)); (vii) a majority of the board of directors of any corporation designated in (i) through (iv) above in which no other corporation is a majority shareholder is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the board as constituted prior to the appointment or election; or (viii) a person or Group acquires assets from the corporation designated in (i) through (iv) above having a total fair market value of at least 40% of the value of all assets of the corporation immediately prior to such acquisition; as designated by the Employer in the Adoption Agreement. For purposes of (vi) above, if any one person, or more than one person acting as a Group, is considered to own more than 50% of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation under (vi) above). An increase in the percentage of stock owned by any one person, or persons acting as a Group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this subsection. For purposes of (v) through (viii) above, a Change in Control shall be further limited in accordance with Treasury Regulation Sections 1.409A-3(i)(5)(v), (vi) and (vii). Distributions under this subsection shall be made as soon as administratively feasible following such Change in Control.

9.10      Supplemental Survivor Death Benefit

A supplemental survivor death benefit shall be paid to the Beneficiary of an eligible Participant who has satisfied the following criteria prior to his death:

(a)      The Participant is eligible to participate in the Plan and, at the time of his death, had a current Account balance (regardless of whether or not the Participant actually was making Compensation Deferrals at the time of his death);

(b)      The Participant was an active Employee with the Employer at the time of his death;

(c)      The Participant completed and submitted an insurance application to the Administrator; and

(d)      The Employer subsequently purchased an insurance policy on the life of the Participant, with a death benefit payable, which policy is in effect at the time of the Participant’s death.

Notwithstanding any provision of this Plan or any other document to the contrary, the supplemental survivor death benefit payable pursuant to this subsection 9.10 shall be paid only if an insurance policy has been issued on the Participant’s life and such policy is in force at the time of the Participant’s death and the Employer shall have no obligation with respect to the payment of the supplemental survivor death benefit, or to maintain an insurance policy for any Participants.

SECTION 10 GENERAL PROVISIONS

10.1      Interests Not Transferable

The interests of persons entitled to benefits under the Plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Code or any state’s income tax act, may not be voluntarily or involuntarily sold, transferred, alienated, assigned, or encumbered; provided, however, that a Participant’s interest in the Plan may be transferable pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code to the extent designated by the Employer in the Adoption Agreement.

10.2      Employment Rights

The Plan does not constitute a contract of employment, and participation in the Plan shall not give any Employee the right to be retained in the employ of an Employer, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. The Employer expressly reserves the right to discharge any Employee at any time.

10.3      Litigation by Participants or Other Persons

If a legal action begun against the Administrator (or any member or former member thereof), an Employer, or any person or persons to whom an Employer or the Administrator has delegated all or part of its duties hereunder, by or on behalf of any person results adversely to that person, or if a legal action arises because of conflicting claims to a Participant’s or other person’s benefits, the cost to the Administrator (or any member or former member thereof), the Employer or any person or persons to whom the Employer or the Administrator has delegated all or part of its duties hereunder of defending the action may be charged to the extent permitted by law to the sums, if any, which were involved in the action or were payable to the Participant or other person concerned.

10.4      Indemnification

To the extent permitted by law, the Employer shall indemnify each member of an Administrator committee, and any other employee or member of the Board with duties under the Plan, against losses and expenses (including any amount paid in settlement) reasonably incurred by such person in connection with any claims against such person by reason of such person’s conduct in the performance of duties under the Plan, except in relation to matters as to which such person has acted fraudulently or in bad faith in the performance of duties. Notwithstanding the foregoing, the Employer shall not indemnify any person for any expense incurred through any settlement or compromise of any action unless the Employer consents in writing to the settlement or compromise.

10.5      Evidence

Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information which the person acting on it considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

10.6      Waiver of Notice

Any notice required under the Plan may be waived by the person entitled to such notice.

10.7      Controlling Law

Except to the extent superseded by laws of the United States, the laws of the state indicated by the Employer in the Adoption Agreement shall be controlling in all matters relating to the Plan.

10.8      Statutory References

Any reference in the Plan to a Code section or a section of ERISA, or to a section of any other Federal law, shall include any comparable section or sections of any future legislation that amends, supplements, or supersedes that section.

10.9      Severability

In case any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

10.10      Action By the Employer or the Administrator

Any action required or permitted to be taken by the Employer under the Plan shall be by resolution of its Board of Directors (which term shall include any similar governing body for any Employer that is not a corporation), by resolution or other action of a duly authorized committee of its Board, or by action of a person or persons authorized by resolution of its Board or such committee. Any action required or permitted to be taken by the Administrator under the Plan shall be by resolution or other action of the Administrator or by a person or persons duly authorized by the Administrator.

10.11      Headings and Captions

The headings and captions contained in this Plan are inserted only as a matter of convenience and for reference, and in no way define, limit, enlarge, or describe the scope or intent of the Plan, nor in any way shall affect the construction of any provision of the Plan.

10.12      Gender and Number

Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

10.13      Examination of Documents

Copies of the Plan and any amendments thereto are on file at the office of the Employer where they may be examined by any Participant or other person entitled to benefits under the Plan during normal business hours.

10.14      Elections

Each election or request required or permitted to be made by a Participant (or a Participant’s Spouse or Beneficiary) shall be made in accordance with the rules and procedures established by the Employer or Administrator and shall be effective as determined by the Administrator. The Administrator’s rules and procedures may address, among other things, the method and timing of any elections or requests required or permitted to be made by a Participant (or a Participant’s Spouse or Beneficiary). All elections under the Plan shall comply with the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended (“USERRA”).

10.15      Manner of Delivery

Each notice or statement provided to a Participant shall be delivered in any manner established by the Administrator and in accordance with applicable law, including, but not limited to, electronic delivery.

10.16      Facility of Payment

When a person entitled to benefits under the Plan is a minor, under legal disability, or is in any way incapacitated so as to be unable to manage his financial affairs, the Administrator may cause the benefits to be paid to such person’s guardian or legal representative. If no guardian or legal representative has been appointed, or if the Administrator so determines in its sole discretion, payment may be made to any person as custodian for such individual under any applicable state law, or to the legal representative of such person for such person’s benefit, or the Administrator may direct the application of such benefits for the benefit of such person. Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the Plan.

10.17      Missing Persons

The Employer and the Administrator shall not be required to search for or locate a Participant, Spouse, or Beneficiary. Each Participant, Spouse, and Beneficiary must file with the Administrator, from time to time, in writing the Participant’s, Spouse’s, or Beneficiary’s post office address and each change of post office address. Any communication, statement, or notice addressed to a Participant, Spouse, or Beneficiary at the last post office address filed with the Administrator, or if no address is filed with the Administrator, then at the Participant’s last post office address as shown on the Employer’s records, shall be considered a notification for purposes of the Plan and shall be binding on the Participant and the Participant’s Spouse and Beneficiary for all purposes of the Plan.

If the Administrator is unable to locate the Participant, Spouse, or Beneficiary to whom a Participant’s Accounts are payable, the Participant’s Accounts shall be frozen as of the date on which distribution would have been completed under the terms of the Plan, and no further notional investment returns shall be credited thereto. If the Participant, Spouse or Beneficiary fails to provide sufficient contact information to make his or her location known to the Administrator to permit transmittal of the payment to the Participant or Beneficiary by the latest date upon which the payment could have been timely made in accordance with the terms of the Plan and Code Section 409A, then the Employer shall report any violation of Code Section 409A to the extent required by Code Section 409A or the Treasury Regulations or other authoritative guidance issued thereunder. The Employer shall hold any such unclaimed payment (as a general asset of the Employer) for a period of seven years, and, during this period of time, a Participant or Beneficiary will be permitted to claim such payment (without adjustment for notional investment returns).

If a Participant whose Accounts were frozen (or his Beneficiary) files a claim for distribution of the Accounts within seven years after the date the Accounts are frozen, and if the Administrator or Employer determines that such claim is valid, then the frozen balance that has become payable shall be paid by the Employer to the Participant or Beneficiary in a lump sum cash payment as soon as practicable thereafter. If the Administrator notifies a Participant, Spouse, or Beneficiary of the provisions of this subsection, and the Participant, Spouse, or Beneficiary fails to claim the Participant’s, Spouse’s, or Beneficiary’s benefits or make such person’s whereabouts known to the Administrator within seven years after the date the Accounts are frozen, the benefits of the Participant, Spouse, or Beneficiary may be disposed of, to the extent permitted by applicable law, by one or more of the following methods:

(a)      By retaining such benefits in the Plan.

(b)      By paying such benefits to a court of competent jurisdiction for judicial determination of the right thereto.

(c)      By forfeiting such benefits in accordance with procedures established by the Administrator. If a Participant, Spouse, or Beneficiary is subsequently located, such benefits may be restored (without adjustment) to the Participant, Spouse, or Beneficiary under the Plan.

(d)      By any equitable manner permitted by law under rules adopted by the Administrator.

10.18      Recovery of Benefits

In the event a Participant, Spouse, or Beneficiary receives a benefit payment from the Plan that is in excess of the benefit payment that should have been made to such Participant, Spouse, or Beneficiary, or in the event a person other than a Participant, Spouse, or Beneficiary receives an erroneous payment from the Plan, the Administrator or Employer shall have the right, on behalf of the Plan, to recover the amount of the excess or erroneous payment from the recipient. To the extent permitted under applicable law, the Administrator or Employer may, at its option, deduct the amount of such excess or erroneous payment from any future benefits payable to the applicable Participant, Spouse, or Beneficiary.

10.19      Effect on Other Benefits

Except as otherwise specifically provided under the terms of any other employee benefit plan of the Employer, a Participant’s participation in this Plan shall not affect the benefits provided under such other employee benefit plan.

10.20      Tax and Legal Effects

The Employer, the Administrator, and their representatives and delegates do not in any way guarantee the tax treatment of benefits for any Participant, Spouse, or Beneficiary, and the Employer, the Administrator, and their representatives and delegates do not in any way guarantee or assume any responsibility or liability for the legal, tax, or other implications or effects of the Plan. In the event of any legal, tax, or other change that may affect the Plan, the Employer may, in its sole discretion, take any actions it deems necessary or desirable as a result of such change. The Employer shall not be liable to the Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that any payments hereunder are subject to taxes, penalties or interest as a result of failing to comply with, or to be exempt from, Code section 409A.

SECTION 11 THE ADMINISTRATOR

11.1      Information Required by Administrator

Each person entitled to benefits under the Plan must file with the Administrator from time to time in writing such person’s mailing address and each change of mailing address. Any communication, statement, or notice addressed to any person at the last address filed with the Administrator will be binding upon such person for all purposes of the Plan. Each person entitled to benefits under the Plan also shall furnish the Administrator with such documents, evidence, data, or information as the Administrator considers necessary or desirable for the purposes of administering the Plan. The Employer shall furnish the Administrator with such data and information as the Administrator may deem necessary or desirable in order to administer the Plan. The records of the Employer as to an Employee’s or Participant’s period of employment or membership on the Board, termination of employment or membership and the reason therefor, leave of absence, reemployment, and Compensation will be conclusive on all persons unless determined to the Administrator’s or Employer’s satisfaction to be incorrect.

11.2      Uniform Application of Rules

The Administrator shall administer the Plan on a reasonable basis. The elections the Employer makes in its Adoption Agreement apply uniformly to all Participants, except to the extent the Employer adopts inconsistent provisions with respect to one or more Participants as set forth in the Adoption Agreement. Notwithstanding the preceding, and except where uniformity is required in order to comply with Code section 409A, whenever in the administration or operation of the Plan discretionary actions by the Administrator are required or permitted, the Administrator shall not be required to apply such actions consistently or uniformly to all persons similarly situated; provided, however, no such action shall be taken which shall unlawfully discriminate in favor of any particular person or group of persons.

11.3      Review of Benefit Determinations

This subsection 11.3 is based on final regulations issued by the Department of Labor and codified at 29 C.F.R. §2560.503-1. If any provision of this subsection conflicts with the requirements of those regulations, the requirements of those regulations will prevail.

For purposes of this subsection 11.3, references to disability benefit claims are intended to describe claims made by Participants for payments due to Disability, as specified in the Adoption Agreement, but only if and to the extent that such claims require an independent determination by the Administrator that the Participant is or is not suffering from a Disability, as applicable. If the Administrator's determination is based entirely on a disability determination made by another party, such as the Social Security Administration or another federal or state agency or an insurer with respect to a disability insurance policy covering the Participant, the Participant's claim shall not be treated as a disability claim for purposes of the special provisions of this Section that apply to claims for which an independent determination of disability is required.

(a)      Initial Claim. A Participant or Beneficiary who believes he or she is entitled to any benefit (a "Claimant") under this Plan may file a claim with the Administrator. The Administrator will review the claim itself or appoint another individual or entity to review the claim.

(i)      Benefit Claims that do not Require a Determination of Disability. If the claim does not require a determination of disability, the Claimant will be notified within 90 days after the claim is filed whether the claim is allowed or denied, unless the Claimant receives written notice from the Administrator or appointee of the Administrator before the end of the 90-day period stating that special circumstances require an extension of the time for decision, such extension not to extend beyond the day which is 180 days after the day the claim is filed.

(ii)      Disability Benefit Claims. In the case of any benefits claim that requires a determination by the Administrator of a Participant’s disability status (a "Disability Claim"), the Administrator will notify the Claimant of the Plan’s Adverse Determination within a reasonable period of time, but not later than 45 days after receipt of the claim. If, due to matters beyond the control of the Plan, the Administrator needs additional time to process a claim, the Claimant will be notified, within 45 days after the Administrator receives the claim, of those circumstances and of when the Administrator expects to make its decision but not beyond 75 days from receipt of the initial claim. If, prior to the end of the extension period, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to 105 days from receipt of the initial claim, provided that the Administrator notifies the Claimant of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. The extension notice will specifically explain the standards on which entitlement to a disability benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed from the Claimant to resolve those issues, and the Claimant will be afforded at least 45 days within which to provide the specified information.

(iii)      Adverse Determination. For purposes of this Section 11.3, an Adverse Determination is a denial, reduction, or termination of, or a failure to provide or make payment (in whole or in part) for, a benefit, including any such denial, reduction, termination, or failure to provide or make payment that is based on a determination of an individual's eligibility to participate in the Plan.

(iv)      Manner and Content of Notice of Initial Adverse Determination. If the Administrator denies a claim, it must provide to the Claimant, in writing or by electronic communication, a notice of Adverse Determination that includes:

(A)      The specific reasons for the denial;

(B)      A reference to the Plan provision or insurance contract provision upon which the determination is based;

(C)      A description of any additional information or material that the Claimant must provide in order to perfect the claim;

(D)      An explanation of why such additional material or information is necessary;

(E)      Notice that the Claimant has a right to request a review of the Adverse Determination and information on the steps to be taken if the Claimant wishes to request a review; and

(F)      If the claim relates to benefits of an Employee, a statement of the participant’s right to bring a civil action under ERISA §502(a) following a final Adverse Determination upon appeal and a description of any time limit that would apply under the Plan for bringing such an action.

In addition, for any notice of Adverse Determination regarding a Disability Claim, the notice will be provided in a culturally and linguistically appropriate manner in accordance with applicable Regulations or other authoritative guidance regarding such notices and also will include the following (in addition to the information in (A) through (F) above):

(G)      a copy of any rule, guideline, protocol, or other similar criterion relied upon in making the Adverse Determination (or a statement that the same will be provided without charge upon request by the Claimant); and

(H)      if the Adverse Determination is based on a medical necessity requirement, an experimental treatment exclusion or a similar restriction, either an explanation of the scientific or clinical judgment applying the restriction to the Claimant’s medical circumstances or a statement that an explanation will be provided upon request and without charge; and

(I)      A discussion of the Plan’s decision, including an explanation for disagreeing with or declining to follow:

(1)      The views presented by the Claimant to the Plan of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant;

(2)      The views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the Adverse Determination, without regard to whether the advice was relied upon in making the determination; and

(3)      A Social Security Administration disability determination regarding the Claimant presented to the Plan by the Claimant; and

(J)      If the Adverse Determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

(K)      Either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the Adverse Determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria do not exist; and

(L)      A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim.

(b)      Review Procedures.

(i)      Benefit Claims that do not Require a Determination of Disability. Except for claims requiring an independent determination of a Participant’s disability status, a request for review of a denied claim must be made in writing to the Administrator within 60 days after receiving notice of denial. The decision upon review will be made within a reasonable time, but not later than 60 days after the Administrator's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than 120 days after receipt of a request for review. A notice of such an extension must be provided to the Claimant within the initial 60 day period and must explain the special circumstances and provide an expected date of decision.

The reviewer will afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit documents, records, comments and other relevant information in writing to the Administrator. The reviewer will take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

(ii)      Disability Claims. A request for review of an initial Adverse Determination regarding a Disability Claim must be submitted in writing to the Reviewer no later than 180 days after the Claimant receives the notice of initial Adverse Determination.

In addition to providing the Claimant the right to review documents and submit comments as described in (i) above, a review of a denial of a Disability Claim will meet the following requirements:

(A)      The Plan will provide a review that does not afford deference to the initial adverse benefit determination and that is conducted by an appropriate named fiduciary of the Plan who did not make the initial determination that is the subject of the appeal, nor is a subordinate of the individual who made the determination.

(B)      The appropriate named fiduciary of the Plan will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment before making a decision on review of any adverse initial determination based in whole or in part on a medical judgment. The professional engaged for purposes of a consultation in the preceding sentence will not be an individual who was consulted in connection with the initial determination that is the subject of the appeal or the subordinate of any such individual.

(C)      The Plan will identify to the Claimant the medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the review, without regard to whether the advice was relied upon in making the benefit review determination.

(D)      For Disability Claims, the Plan will allow a Claimant to review the claim file and to present evidence and testimony as part of its internal claims and appeals process and will comply with the following requirements:

(1)      The Plan will provide the Claimant, free of charge, with any new or additional evidence considered, relied upon, or generated by or on behalf of the Plan in connection with the claim as soon as possible and sufficiently in advance of the date on which the notice of final Adverse Determination is required to be provided under this Section 11.3 (and applicable Regulations) to give the Claimant a reasonable opportunity to respond before that date; and

(2)      Before the Plan issues a final internal Adverse Determination based on a new or additional rationale, the Claimant will be provided, free of charge, with the rationale for its decision as soon as possible and sufficiently in advance of the date on which the notice of final Adverse Determination is to be provided under this Section 11.3 (and applicable Regulations) to give the Claimant a reasonable opportunity to respond before that date.

(iii)      Deadline for Review Decisions for Disability Claims. For Disability Claims, the decision on review will be made within a reasonable time but not later than 45 days after the Reviewer receives a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than 90 days after receipt of a request for review. A notice of such an extension will be provided to the Claimant within the initial 45 day period and will explain the special circumstances and provide an expected date of decision.

(iv)      Manner and Content of Notice of Decision on Review. Upon completion of its review of an Adverse Determination, the Reviewer will provide the Claimant a written or electronic notice of its decision on review. For any Adverse Determination review that notice will include:

(A)      a description of its decision;

(B)      an explanation of the specific reasons for the decision;

(C)      a reference to any relevant Plan provisions or insurance contract provisions on which its decision is based;

(D)      a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information in the Plan’s files which is relevant to the Claimant’s claim for benefits;

(E)      if the claim relates to benefits of an Employee, a statement describing the Claimant’s right to bring an action for judicial review under ERISA §502(a) and a description of any time limit that applies under the Plan for bringing such an action (including, for Disability Claims, the date on which any applicable time limit for bringing such an action would expire); and

(F)      if applicable, a statement describing any voluntary appeal procedures offered by the Plan and about the Claimant’s rights to obtain information about such procedures.

In addition, for any notice of Adverse Determination regarding a Disability Claim, the notice of Adverse Determination will be provided in a culturally and linguistically appropriate manner in accordance with applicable Regulations or other authoritative guidance regarding such notices and also will include the following:

(G)      if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination on review, a statement that a copy of the rule, guideline, protocol or other similar criterion will be provided without charge to the Claimant upon request; and

(H)      if the Adverse Determination on review is based on a medical necessity requirement, an experimental treatment exclusion or a similar restriction, either an explanation of the scientific or clinical judgment on which the determination was based, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that an explanation will be provided without charge upon request; and

(I)      A discussion of the Plan’s decision, including an explanation for disagreeing with or declining to follow:

(1)      The views presented by the Claimant to the Plan of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant;

(2)      The views of medical or vocational experts whose advice was obtained on behalf of the plan in connection with the Adverse Determination, without regard to whether the advice was relied upon in making the determination; and

(3)      A Social Security Administration disability determination regarding the Claimant presented to the Plan by the Claimant; and

(J)      If the Adverse Determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

(K)      Either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the Adverse Determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria do not exist.

(c)      Calculation of Time Periods. For purposes of the time periods specified in this Section, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with the Plan procedures without regard to whether all the information necessary to make a decision accompanies the claim. If a time period is extended because a Claimant fails to submit all information necessary for an initial Disability Claim, the period for making the determination will be tolled from the date the notice requesting the additional information is sent to the Claimant until the day the Claimant responds. If a time period is extended because a Claimant fails to submit all information necessary for an appeal of an Adverse Determination, the period for making the determination on appeal will be tolled from the date the notice requesting the additional information is sent to the Claimant until the day the Claimant responds.

(d)      Avoiding Conflicts of Interest. For Disability Claims, the Plan will ensure that claims and appeals are adjudicated in a manner designed to ensure the independence and impartiality of individuals involved in claims decisions. Decisions regarding hiring, compensation, termination, promotion, or similar matters will not be made based on the likelihood that any individual involved in making claims decisions will support the denial of benefits.

(e)      Failure of Plan to Follow Procedures. If the Plan fails to follow the claims procedures required by this Section, a Claimant will be deemed to have exhausted the administrative remedies available under the Plan and, if the Claimant’s claim relates to benefits of an Employee, the Claimant will be entitled to pursue any available remedy under ERISA section 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim.

For Disability Claims, a Claimant is deemed to have exhausted the Plan’s internal claims and appeals process if the Plan does not strictly adhere to the applicable requirements of Department of Labor Regulations section 2560.503-1 unless the Plan’s failure to adhere to those requirements is a "de minimis violation" (as defined in the next paragraph). In such cases, if a court rejects the Claimant’s request for immediate review on the basis that the Plan met the standards for the de minimis violation exception described above, the claim shall be considered as re-filed on appeal upon the Plan’s receipt of the decision of the court. In such cases, within a reasonable time after the Plan’s receipt of the decision, the Plan shall provide the claimant with notice of the resubmission.

For purposes of this Section 11.3(e), the Plan’s failure to satisfy applicable claim procedure regulations is a "de minimis violation" if (i) the violation does not cause, and is not likely to cause, prejudice or harm to the Claimant, (ii) the violation was for good cause or due to matters beyond the control of the Plan, (iii) the violation occurred in the context of an ongoing, good faith exchange of information between the Plan and the Claimant and (iv) the violation is not part of a pattern or practice of violations by the Plan. If an issue arises regarding whether this de minimis violation exception applies, a claimant may request a written explanation of the violation from the Plan, and the Plan will provide the explanation within 10 days, including a specific description of its reasons, if any, for asserting that the violation should not cause the internal claims and appeals process to be deemed exhausted.

(f)      Failure of Claimant to Follow Procedures. A Claimant's compliance with the foregoing provisions of this Section 11.3 is a mandatory prerequisite to the Claimant's right to commence any legal action with respect to any claim for benefits under the Plan.

(g)      Statute of Limitations. No legal action may be commenced or maintained to recover benefits under this Plan more than 12 months after the final review/appeal decision by the Administrator has been rendered.

11.4      Administrator’s Decision Final

Benefits under the Plan will be paid only if the Administrator decides in its sole discretion that a Participant or Beneficiary (or other claimant) is entitled to them. Subject to applicable law, any interpretation of the provisions of the Plan and any decisions on any matter within the discretion of the Administrator made by the Administrator or its delegate in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the Administrator shall make such adjustment on account thereof as it considers equitable and practicable.

SECTION 12 AMENDMENT AND TERMINATION

While the Employer expects and intends to continue the Plan, the Employer and the Administrator each reserve the right to amend the Plan at any time and for any reason, including the right to amend this Section 12 and the Plan termination rules herein; provided, however, that each Participant will be entitled to the amount credited to his Accounts immediately prior to such amendment. The power to amend the Plan includes (without limitation) the power to change the Plan provisions regarding eligibility, contributions, notional investments, vesting, and distribution forms, and timing of payments, including changes applicable to benefits accrued prior to the effective date of any such amendment; provided, however, that amendments to the Plan (other than amendments relating to Plan termination) shall not cause the Plan to provide for acceleration of distributions in violation of Section 409A of the Code and applicable regulations thereunder.

The Employer reserves the right to terminate the Plan at any time and for any reason; provided, however, that each Participant will be entitled to the amount credited to his Accounts immediately prior to such termination (as adjusted for notional income, losses, expenses, appreciation and depreciation occurring from the date of such termination until the date of distribution).

In the event that the Plan is terminated pursuant to this Section 12, the balances in affected Participants’ Accounts shall be distributed at the time and in the manner set forth in Section 9. Notwithstanding the foregoing, the Employer may terminate and liquidate the Plan in connection with a corporate dissolution of the Employer or approval by a bankruptcy court, certain change in control events, or the termination and liquidation of all plans of the Employer that are required to be aggregated, as described under Treasury Regulations section 1.409A-3(j)(4)(ix). Upon the date of any such termination, the value of the vested Accounts of all affected Participants and Beneficiaries shall be determined. After deduction of estimated expenses in liquidating and paying Plan benefits, vested Accounts shall be paid to Participants and Beneficiaries in a lump sum distribution in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix).